UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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Omega Healthcare Investors, Inc.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OMEGA HEALTHCARE INVESTORS, INC.
200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700
_______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2013
________________

To our Stockholders:

The Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. (“Omega” or the “Company”) will be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, on Thursday, June 6, 2013, at 10:00 A.M. EDT, for the following purposes:

1.	To elect two members to Omega’s Board of Directors;

2.	To ratify the selection of Ernst & Young LLP as our independent auditor for fiscal year 2013;

3.	To hold an advisory vote on executive compensation;

4.	To approve the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The nominees for election as directors are Edward Lowenthal and Stephen D. Plavin, each of whom presently serves as a director of Omega.

Our Board of Directors has fixed the close of business on April 17, 2013 as the record date for the determination of stockholders who are entitled to notice of and to vote at our Annual Meeting or any adjournments or postponements thereof.

We are choosing to follow the Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders primarily over the Internet. We believe this process helps to expedite stockholders’ receipt of proxy materials, lower the costs of the meeting and conserve natural resources.  On or about April 25, 2013, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our 2013 Proxy Statement and Annual Report to Stockholders for fiscal year 2012 and how to vote.  The Notice also includes instructions on how to receive a paper copy of the proxy materials, including the meeting notice, 2013 Proxy Statement and proxy card.

We encourage you to attend our Annual Meeting.  Whether you are able to attend or not, we urge you to indicate your vote (i) FOR the election of directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor,  (iii) FOR the approval of the Company’s executive compensation in an advisory vote, and FOR the approval of the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan, by following the instructions for voting on the Notice, or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described in the proxy statement.  If you attend the meeting, you may vote in person even if you have previously mailed a proxy card or otherwise submitted a vote by Internet or telephone voting.

By order of Omega’s Board of Directors,

C. Taylor Pickett
Chief Executive Officer

April 22, 2013
Hunt Valley, Maryland

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please vote by (1) using the Internet website shown on the Notice, (2) using the Internet website or toll-free telephone number shown on the proxy card (if included), or (3) completing, signing, dating and mailing the proxy card (if included) promptly in the enclosed envelope. It is important that you return the proxy card (if included) or otherwise submit a vote on the Internet or by telephone promptly whether or not you plan to attend the meeting, so that your shares are properly voted.

If you hold shares through a broker, bank or other nominee (in “street name”), you may receive a separate voting instruction form, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

OMEGA HEALTHCARE INVESTORS, INC.

200 International Circle, Suite 3500
Hunt Valley, Maryland 21030
(410) 427-1700

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
June 6, 2013

The accompanying proxy is solicited by the Board of Directors to be voted at the Annual Meeting of Stockholders of Omega Healthcare Investors, Inc. to be held at the Company’s principal executive offices at 200 International Circle, Suite 3500, Hunt Valley, Maryland, at 10:00 A.M. EDT on Thursday, June 6, 2013, and any adjournments or postponements of the meeting.

This Proxy Statement, and our Annual Report to Stockholders for fiscal year 2012, which includes our Annual Report on Form 10-K filed with the SEC on February 28, 2013, are available electronically at www.proxyvote.com.

RECORD DATE

Our Board of Directors has fixed April 17, 2013, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.  As of the close of business on the record date, there were 116,154,455 shares of our common stock, par value $0.10 per share, outstanding and entitled to vote.

As of the record date, our directors and executive officers beneficially owned 1,785,547 shares of our common stock (representing 1.5% of the votes entitled to be cast at the meeting).

QUORUM AND VOTING

           Quorum.  Holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting as of the record date must be present in person or represented by proxy at the Annual Meeting to constitute a quorum for the conduct of business at the Annual Meeting.  Proxies marked as abstaining and “broker non-votes” will be treated as shares present for purposes of determining the presence of a quorum.

Voting.  We are choosing to follow SEC rules that allow companies to furnish proxy materials to stockholders over the Internet. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you specifically request one. The Notice also instructs you on how to submit your proxy over the Internet.  If you received the Notice and would still like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials in the Notice. We plan to mail the Notice to stockholders by April 25, 2013.

Each holder of record of common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.  We urge stockholders to vote promptly either by:

• Online Internet Voting:  Go to www.proxyvote.com and follow the instructions
• By Telephone:  Call toll-free 1-800-690-6903 and follow the instructions
• By Mail:  Complete, sign, date and return your proxy card in the enclosed envelope.

If your shares are held in “street name,” the availability of telephone and internet voting will depend on the voting processes of the applicable bank or brokerage firm; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank or brokerage firm.

If you vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the manner you indicate. If you do not specify voting instructions, then the proxy will be voted in accordance with recommendations of the Board of Directors, as described in this Proxy Statement. If any other matter properly comes before the Annual Meeting, the designated proxies will vote on that matter in their discretion.

Ability to Revoke Proxies.  A stockholder voting by proxy has the power to revoke it at any time before it is exercised.  A proxy may be revoked by filing with our Secretary (i) a signed instrument revoking the proxy or (ii) a duly executed proxy bearing a later date.  A proxy also may be revoked if the person executing the proxy is present at the meeting and elects to vote in person.  If the proxy is not revoked, it will be voted by those named in the proxy.

        Broker Non-Votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.

The vast majority of our stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•
Stockholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to a third party, or to vote in person at the Annual Meeting.

•
Beneficial Owner — If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered, with respect to those shares, the “beneficial owner.” As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote, and you also are invited to attend the Annual Meeting in person. Because a beneficial owner is not the stockholder of record, however, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

It is imperative that each stockholder instruct his/her/its broker on how to vote on the issues presented for consideration. Brokers who do not receive instructions are entitled to vote those shares ONLY with respect to the ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2013, but not with respect to any other matter to be presented at the Annual Meeting.

VOTES REQUIRED

Election of Directors.  You may vote “FOR” or “WITHHELD” with respect to each nominee for the Board of Directors.  Because the election of directors is not a contested election, each director will be elected by the vote of the majority of the votes cast. A “contested election” means an election in which the number of candidates exceeds the number of directors to be elected.  A “majority of the votes cast” means that the number of the votes cast “for” a director exceeds the number of votes “withheld.” Abstentions and broker non-votes, if any, will have no effect on the outcome of the election of directors.

Ratification of Selection of Ernst & Young LLP as Our Independent Auditor.  The ratification of the selection of Ernst & Young LLP as our independent auditor for fiscal year 2013 will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Advisory Vote on Executive Compensation. The approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast by all stockholders.  Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.  This vote on executive compensation is not binding on the Board of Directors or the Company.  Our Board of Directors, however, will consider the results of the vote when considering future executive compensation arrangements.

Approval of 2013 Stock Incentive Plan. The approval of the 2013 Stock Incentive Plan will require the affirmative vote of a majority of the votes cast by all stockholders. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

Director Nominees and Voting Requirements

Our Board of Directors currently consists of eight members.  Pursuant to our Charter, the directors have been divided into three groups.  At this year’s Annual Meeting, two directors will be elected by the holders of our common stock to hold office for a term of three years or, in each case, until their respective successors have been duly elected and qualified.

Our Nominating and Corporate Governance Committee of the Board of Directors has nominated Edward Lowenthal and Stephen D. Plavin for election as directors.  Unless authority to vote for the election of directors has been specifically withheld, the persons named in the accompanying proxy card intend to vote FOR the election of the nominees named above to hold office for the term indicated above or until their respective successors have been duly elected and qualified.

If any nominee becomes unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless the proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the holders of the proxies.  In no event would the proxy be voted for more than two nominees.

Your broker may not vote your shares in the election of directors unless you have specifically directed your broker how to vote your shares.  As a result, we urge you to instruct your broker how to vote your shares.

Information Regarding Directors

Information about each director nominee, and the other individuals who currently serve on our Board of Directors, is set forth below.  Individuals not standing for election at the Annual Meeting are presented under the heading “Continuing Directors.”

Director Nominees

Director (age as of April 17)	Year First Became a Director	Business Experience During Past 5 Years	Nominated for Term to Expire in

Edward Lowenthal (68)	1995
Mr. Lowenthal brings to our Board years of experience in the development and operation of real estate. Mr. Lowenthal currently serves as a director of American Campus Communities (NYSE:ACC) (a public developer, owner and operator of student housing at the university level), and Desarrolladora Homex (NYSE: HXM) (a Mexican homebuilder) and serves as a trustee of the Manhattan School of Music. Mr. Lowenthal also served as non-executive Chairman of REIS, Inc. (a public provider of real estate market information and valuation technology (NASDAQ:REIS) from November 2010 until his term expired in 2012. From January 1997 to March 2002, Mr. Lowenthal served as President and Chief Executive Officer of Wellsford Real Properties, Inc. (a real estate merchant bank) and was President of the predecessor of Wellsford Real Properties, Inc. since 1986.  He is co-founder of Wellsford Strategic Partners, a private real estate investment company and is non-executive Chairman of Tiburon Lockers, Inc., a private rental locker company.
			2016
Stephen D. Plavin (53)	2000
Mr. Plavin brings to our Board management experience in the banking and mortgage-based real estate investment trust (“REIT”) sector, as well as significant experience in real estate capital markets transactions. Mr. Plavin is a Senior Managing Director of the Blackstone Group (since December, 2012) and the Chief Executive Officer and a director of Capital Trust, Inc., (NYSE:CT) a New York City-based mortgage REIT that is now managed by Blackstone. He has served as CEO of Capital Trust since 2009.  From 1998 until 2009, Mr. Plavin was Chief Operating Officer of Capital Trust and was responsible for all of the lending, investing and portfolio management activities of Capital Trust, Inc. Prior to that time, Mr. Plavin was employed for 14 years with Chase Manhattan Bank and its securities affiliate, Chase Securities Inc.  Mr. Plavin held various positions within the real estate finance unit of Chase, and its predecessor, Chemical Bank, and in 1997 he became co-head of global real estate for Chase.  Mr. Plavin is also a director of WCI Communities, a privately-held developer of residential communities.
			2016

Continuing Directors
Director (age as of April 17)	Year First Became a Director	Business Experience During Past 5 Years	Term to Expire in

Harold J. Kloosterman (71)	1992
Mr. Kloosterman brings to our Board years of experience in the development and management of real estate. Mr. Kloosterman has served as President since 1985 of Cambridge Partners, Inc., a company he formed in 1985.  He has been involved in the development and management of commercial, apartment and condominium projects in Grand Rapids and Ann Arbor, Michigan and in the Chicago area.  Mr. Kloosterman was formerly a Managing Director of Omega Capital from 1986 to 1992.  Mr. Kloosterman has been involved in the acquisition, development and management of commercial and multifamily properties since 1978. He has also been a senior officer of LaSalle Partners, Inc. (now Jones Lang LaSalle).
			2014
C. Taylor Pickett (51)	2002
As Chief Executive Officer of our Company, Mr. Pickett brings to our Board a depth of understanding of our business and operations, as well as financial expertise in long-term healthcare services, mergers and acquisitions.  Mr. Pickett has served as the Chief Executive Officer of our Company since 2001. Mr. Pickett is also a Director and has served in this capacity since 2002.  Mr. Pickett’s term as a Director expires in 2014.  From 1998 to 2001, Mr. Pickett served as the Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc. (“IHS”), a public company specializing in post-acute healthcare services.  Mr. Pickett served in a variety of executive roles at IHS from 1993 through 1998.   From 1991 to 1993, Mr. Pickett was Vice President of Taxes for PHH Corporation.  From 1984 to 1991, Mr. Pickett worked for KPMG, an international accounting and consulting firm.
			2014
Barbara B. Hill (60)	2013
Ms. Hill brings to our Board years of experience in operating healthcare-related companies.  Ms. Hill is currently an Operating Partner of Moelis Capital Partners, a private equity firm, where she focuses on healthcare-related investments and providing strategic and operating support for Moelis’ healthcare portfolio companies. She has served as an Operating Partner of Moelis Capital Partners since March 2011. From March 2006 to September 2010, Ms. Hill served as Chief Executive Officer and a director of ValueOptions, Inc., a managed behavioral health company, and FHC Health Systems, Inc., its parent company. Prior to that, from August 2004 to March 2006, she served as Chairman and Chief Executive Officer of Woodhaven Health Services, an institutional pharmacy company. In addition, from 2002 to 2003, Ms. Hill served as President and a director of Express Scripts, Inc., a pharmacy benefits management company. In previous positions, Ms. Hill was responsible for operations nationally for Cigna HealthCare, and also served as the CEO of health plans owned by Prudential, Aetna, and the Johns Hopkins Health System. She was active with the boards or committees of the Association of Health Insurance Plans and other health insurance industry groups. Currently, she serves as a board member of St. Jude Medical Corporation, a medical device company, and Revera Inc., a Canadian company operating senior facilities throughout Canada and the U.S. In addition, she has been nominated for election to the board of directors of Integra LifeSciences Holdings Corporation, a medical device company at its annual meeting on May 22, 2013.
			2014
Thomas F. Franke (83)	1992
Mr. Franke brings to our Board years of experience in the operation of real estate companies, including long-term care providers.  Mr. Franke is Chairman and a principal owner of Cambridge Partners, Inc., an owner, developer and manager of multifamily housing in Grand Rapids, Michigan. He is also a founder in 1992 of Laurel Health Care, Inc. (a private nursing home firm operating in the eastern United States) and serves as the Chairman Emeritus of Laurel.  At one time, he was  a principal owner of Abacus Hotels LTD. (a private hotel firm in the United Kingdom). Mr. Franke was a founder and previously a director of Principal Healthcare Finance Limited and Omega Worldwide, Inc.
			2015
Bernard J. Korman (81)	1993
Mr. Korman brings to our Board extensive experience in healthcare, experience as a director of a real estate investment trust (“REIT”), and experience as a chairman from his former role as chairman of Pep Boys. Mr. Korman has served as Chairman of the Board since March 8, 2004. Mr. Korman served as Chairman of the Board of Trustees of Philadelphia Health Care Trust, a private healthcare foundation, from December 1995 to June 30, 2010. Mr. Korman is also a director of The New America High Income Fund, Inc. (NYSE:HYB) (financial services) and a past director of Medical Nutrition USA, Inc. (OTC:MDNU.OB) (develops and distributes nutritional products) and NutraMax Products, Inc. (OTC:NUTP) (consumer health care products). He was formerly President, Chief Executive Officer and Director of MEDIQ Incorporated (AMEX:MED) (health care services) from 1977 to 1995. Mr. Korman served as a trustee of Kramont Realty Trust (NYSE:KRT) (a REIT) from June 2000 until its merger in April 2005. Mr. Korman also served as a director of The Pep Boys, Inc. (NYSE:PBY) from 1983, and as Chairman of the Board from May 2003, until his retirement from such board in September 2004. Mr. Korman was previously a director of Omega Worldwide, Inc.
			2015
Craig R. Callen (57)	2013
Mr. Callen brings to our Board financial and operating experience as an advisor, former director and banker of health care related companies.  Mr. Callen is currently a Senior Advisor to Crestview Advisors, LLC, a private equity firm. He was Sr. Vice President and Head of Strategic Planning and Business Development and a member of the Executive Committee for Aetna, Inc. from 2004 to 2007. Mr. Callen was previously Managing Director and co-head of U.S. health care investment banking at Credit Suisse First Boston (CSFB).  Mr. Callen was also co-head of health care investment banking at Donaldson, Lufkin & Jenrette prior to its acquisition by CSFB. Mr. Callen is currently a director of Symbion, Inc., a Crestview portfolio company operating surgical facilities and was previously a director of Sunrise Senior Living, Inc. from 1999 through 2008 and Kinetic Concepts, Inc. from 2009 through 2011.
			2015

Recommendation

The Board of Directors unanimously recommends a vote FOR the election of Messrs. Lowenthal and Plavin.

-7 - 9-

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 17, 2013 for:

•	each of our directors and the named executive officers appearing in the table under “Executive Compensation —Summary Compensation Table” included elsewhere in this Proxy Statement; and

•	all persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership of our common stock, for purposes of this Proxy Statement, includes shares of our common stock as to which a person has voting and/or investment power.  The number of shares shown in the table below includes shares of restricted stock as reported in the footnotes below because the holders have the right to vote restricted stock.  Except for shares of restricted stock as to which the holder does not have investment power until vesting and as indicated in the footnotes, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them, subject to community property laws where applicable.  The business address of the directors and executive officers is 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030.  As of April 17, 2013, there were 116,154,455 shares of our common stock outstanding and no preferred stock.

	Number of
	Shares of
	Common Stock
	Beneficially		Percent
Beneficial Owner	Owned		of Class
Daniel J. Booth	245,073	(1)	0.2%
Craig R. Callen	-		*
R. Lee Crabill	95,265	(2)	*
Thomas F. Franke	103,504	(3)	*
Barbara B. Hill	-		*
Harold J. Kloosterman	36,329	(4)	*
Bernard J. Korman	541,307	(5)	0.5%
Edward Lowenthal	36,247	(6)	*
C. Taylor Pickett	431,643	(7)	0.4%
Stephen D. Plavin	57,956	(8)	*
Michael D. Ritz	20,149	(9)	*
Robert O. Stephenson	218,074	(10)	0.2%
Directors and executive officers
as a group (12 persons)	1,785,547		1.5%

5% Beneficial Owners:
The Vanguard Group, Inc.	14,065,273	(11)	12.1%
BlackRock, Inc.	11,344,484	(12)	9.8%

*Less than 0.10%

(1)	Includes 99,396 shares of restricted stock, subject to forfeiture until vested.

(2)	Includes 53,748 shares of restricted stock, subject to forfeiture until vested.

(3)
Includes (a) 47,141 shares owned by a family limited liability company (Franke Family LLC) of which Mr. Franke is a member and (b) 4,250 shares of restricted stock, subject to forfeiture until vested.  Mr. Franke has pledged 51,363 shares to secure borrowings that may be from time to time outstanding under a lending facility.

(4)
Includes (a) shares owned jointly by Mr. Kloosterman and his wife, and 2,558 shares held solely in Mr. Kloosterman’s wife’s name and (b) 4,250 shares of restricted stock, subject to forfeiture until vested.  Does not include 24,136 deferred common stock units, which represent the deferral of director stock grants under the Company’s Deferred Stock Plan.  The deferred common stock units will not be converted into shares until certain events or dates as specified in the Deferred Stock Agreement.

(5)
Includes (a) 11,624 shares held in Mr. Korman’s wife’s name and (b) 4,957 shares of restricted stock, subject to forfeiture until vested.  Does not include 1,481 deferred common stock units, which represent the deferral of director stock grants under the Company’s Deferred Stock Plan.  The deferred common stock units will not be converted into shares until certain events or dates as specified in the Deferred Stock Agreement.

(6)
Includes 4,250 shares of restricted stock, subject to forfeiture until vested.  Does not include 450 deferred common stock units, which represent the deferral of director stock grants under the Company’s Deferred Stock Plan.  The deferred common stock units will not be converted into shares until certain events or dates as specified in the Deferred Stock Agreement

(7)	Includes 176,462 shares of restricted stock, subject to forfeiture until vested.

(8)	Includes 4,250 shares of restricted stock, subject to forfeiture until vested.

(9)	Includes 13,613 shares of restricted stock, subject to forfeiture until vested.

(10)	Includes 75,074 shares of restricted stock, subject to forfeiture until vested.

(11)
Based on a Schedule 13 G/A filed by The Vanguard Group, Inc. on February 11, 2013. The Vanguard Group, Inc. is located at 100 Vanguard Blvd. Malvern, PA 19355.  Includes 325,174 shares of common stock over which The Vanguard Group Inc. has sole voting power or power to direct the vote.

(12)
Based on a Schedule 13 G/A filed by BlackRock Inc. on February 11, 2013. BlackRock Inc. is located at 40 East 52nd Street New York, New York 10022.  Includes 11,344,484 shares of common stock over which BlackRock Inc. has sole voting power.

DIRECTORS AND OFFICERS OF OUR COMPANY

Board of Directors and Committees of the Board

The members of the Board of Directors on the date of this Proxy Statement and the Committees of the Board on which they serve are identified below.

Director	Board	Audit Committee	Compensation Committee	Investment Committee	Nominating and Corporate Governance Committee
Craig R. Callen	Member
Thomas F. Franke	Member		Chairman		Member
Barbara B. Hill	Member
Harold J. Kloosterman	Member	Member	Member	Chairman	Member
Bernard J. Korman	Chairman		Member	Member	Member
Edward Lowenthal	Member	Member	Member		Chairman
C. Taylor Pickett	Member			Member
Stephen D. Plavin	Member	Chairman	Member		Member

The Board of Directors held nine meetings during 2012.  All members of the Board of Directors attended more than 75% of the Board of Directors or Committee meetings held during 2012. Mr. Korman, as Chairman of the Board, presides over any meeting, including regularly scheduled executive sessions of the non-management directors. If Mr. Korman is not present at such a session, the presiding director is chosen by a vote of those present at the session. Except for Mr. Pickett, all of the members of the Board of Directors meet the NYSE listing standards for independence.  While the Board of Directors has not adopted any categorical standards of independence, in making these independence determinations, the Board of Directors noted that no director other than Mr. Pickett (a) received direct compensation from our Company other than director annual retainers and meeting fees, (b) had any relationship with our Company or a third party that would preclude independence or (c) had any material business relationship with our Company and its management, other than as a director of our Company.  Each of the members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the NYSE listing standards for independence.  While we invite our directors to attend our Annual Meeting of Stockholders, we currently do not have a formal policy regarding director attendance.  Mr. Pickett was the only director who attended the Annual Meeting last year.  The Board will consider committee appointments for Ms. Hill and Mr. Callen at a later date.

Board Leadership Structure and Risk Oversight

Since 2001, an independent non-employee director has served as the Chairman of the Board of Directors, rather than our Chief Executive Officer.  We separated the roles of Chief Executive Officer and Chairman of the Board in recognition of the difference between the two roles.  The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day management and operations of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer, and sets the agenda for and presides over meetings of the Board.

The Board of Directors, as a whole and at the committee level, plays an important role in overseeing the management of risk.  Management is responsible for the identifying the significant risks facing the Company, implementing risk management strategies that are appropriate for the Company’s business and risk profile, integrating consideration of risk and risk management into the Company’s decision-making process and communicating information with respect to material risks to the Board or the appropriate committee.

Portfolio and investment risk is one of the principal risks faced by the Company.  We manage portfolio and investment risk by, among other things, seeking Investment Committee and/or Board approval for new investments over designated thresholds and providing detailed underwriting information on such proposed investments to the Investment Committee or the Board, as the case may be. In addition, our full Board regularly reviews the performance, credit information and coverage ratios of our operators.

Consistent with the rules of the NYSE, the Audit Committee provides oversight with respect to risk assessment and risk management, the Company’s financial statements and internal control over financial reporting.  The Compensation Committee reviews risks associated with the Company’s compensation plans and arrangements.  While each committee monitors certain risks and the management of such risks, the full Board is regularly informed about such matters. The full Board generally oversees risk and risk management issues otherwise arising in the Company’s business and operations.

Audit Committee

The Audit Committee met five times in 2012. Its primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial information to be provided to stockholders and the SEC; (ii) the system of internal controls that management has established; and (iii) the external independent audit process.  In addition, the Audit Committee selects our Company’s independent auditors and provides an avenue for communication between the independent auditors, financial management and the Board of Directors.

Each of the members of the Audit Committee is independent and financially literate, as required of audit committee members by the NYSE.  The Board of Directors has determined that Mr. Plavin is qualified to serve as an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.  The Board of Directors made a qualitative assessment of Mr. Plavin’s level of knowledge and experience based on a number of factors, including his formal education and his experience as Chief Executive Officer of Capital Trust, Inc., a New York City-based mortgage REIT and investment management company, where he is responsible for all management activities.  Additionally, Mr. Plavin holds an M.B.A. from J.L. Kellogg Graduate School of Management at Northwestern University.

Compensation Committee

The Compensation Committee has responsibility for the compensation of our key management personnel and administration of our equity incentive plans.  During 2012, the Compensation Committee met eight times.  The responsibilities of the Compensation Committee are more fully described in its Charter, which is available on our website at www.omegahealthcare.com.

Investment Committee

The Investment Committee works with management to develop strategies for growing our portfolio and has authority to approve investments up to established thresholds.  The Investment Committee met three times during 2012.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee met five times during 2012 and has responsibility for identifying potential nominees to the Board of Directors and reviewing their qualifications and experience.  The process for identifying and evaluating nominees to the Board is initiated by identifying candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board of Directors and, if the Nominating and Corporate Governance Committee deems appropriate, a third-party search firm.  Nominees for director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to director duties, among other criteria. The Company does not have a policy with regard to consideration of diversity in identifying nominees, and historically diversity has not been a material factor in selecting nominees to the Board.  The Nominating and Corporate Governance Committee also develops and implements policies and practices relating to corporate governance.

The Nominating and Corporate Governance Committee will consider written proposals from stockholders for nominees as director.  Any such nomination should be submitted to the Nominating and Corporate Governance Committee through our Secretary in accordance with the procedures and time frame described in our Bylaws and as set forth under “Stockholder Proposals” below.

Communicating with the Board of Directors and the Audit Committee

The Board of Directors and our Audit Committee have established procedures to enable anyone who has a concern about our conduct, or any employee who has a concern about our accounting, internal controls or auditing matters, to communicate that concern directly to the non-management members of the Board of Directors or the Audit Committee, as applicable.  These communications may be confidential or anonymous and may be submitted in writing or through the Internet.  The employees have been provided with direct and anonymous access to each of the members of the Audit Committee.  Our Company’s Code of Business Conduct and Ethics (“Code of Ethics”) prohibits any employee of our Company from retaliating or taking adverse action against anyone raising or helping resolve a concern about our Company.

Interested parties may contact our non-management directors by writing to them at our headquarters:  Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by contacting them through our website at www.omegahealthcare.com.  Communications addressed to the non-management members of the Board of Directors will be reviewed by our corporate communications liaison, which is our outside legal counsel, and will be directed to the appropriate director or directors for their consideration.  The corporate communications liaison may not “filter out” any direct communications from being presented to the non-management members of the Board of Directors and Audit Committee members without instruction from the directors or committee members.  The corporate communications liaison is required to maintain a record of all communications received that were addressed to one or more directors, including those determined to be inappropriate communications.  Such record will include the name of the addressee, the disposition by the corporate communications liaison and, in the case of communications determined to be inappropriate, a brief description of the nature of the communication. The corporate communications liaison is required to provide a copy of any additions to the record upon request of any member of the Board of Directors.

Policy on Related Party Transactions

We have a written policy regarding related party transactions under which we have determined that we will not engage in any purchase, sale or lease of property or other business transaction in which our officers or directors have a direct or indirect material interest without the approval by resolution of a majority of those directors who do not have an interest in such transaction. It is generally our policy to enter into or ratify related party transactions only when our Board of Directors, acting through our Audit Committee, determines that the related person transaction in question is in, or is not inconsistent with, our best interests and the interests of our stockholders.

As part of our acquisition of entities owning 143 skilled nursing facilities from CapitalSource Inc., in June 2010 we acquired entities owning two skilled nursing facilities with existing leases in place to Laurel Heath Care Management Company (“Laurel”).  Thomas F. Franke, a member of our Board of Directors, is the Chairman Emeritus of Laurel and owns approximately 0.5% of Laurel.  Mr. Franke’s son is a member of the board of directors of Laurel, and his children, their spouses, and his grandchildren, together with trusts for their benefit, beneficially own approximately 38% of Laurel.  Our lease with Laurel provides for annual rent of approximately $1.0 million and expires in April 2015.

Code of Business Conduct and Ethics

We have adopted a written Code of Ethics that applies to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.  A copy of our Code of Ethics is available on our website at www.omegahealthcare.com, and print copies are available upon request without charge.  You can request print copies by contacting our Chief Financial Officer in writing at Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, or by telephone at 410-427-1700.  Any amendment to our Code of Ethics or any waiver of our Code of Ethics will be disclosed on our website at www.omegahealthcare.com promptly following the date of such amendment or waiver.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to foster long-term stock holdings by Company leadership.  These guidelines create a strong link between stockholders’ and management’s interest.  The Chief Executive Officer is required to own shares in the Company with a value equal to at least six times his annual base salary. The Chief Operating Officer and Chief Financial Officer are required to own shares in the Company with a value equal to at least three times their respective annual base salaries.  Each non-employee director is required to own shares in the Company with a value equal to at least five times the annual cash retainer for serving as a member of the Board within five years of the director’s appointment.  The complete stock ownership guidelines contained in the Corporate Governance Guidelines are available through our website at www.omegahealthcare.com.

Director Retirement Policy

On July 20, 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines to establish a director retirement policy. Effective July 20, 2012, it is the policy of the Board that after reaching 75 years of age, directors shall not stand for re-election and thereafter shall retire from the Board upon the completion of the term of office to which they were elected. On the recommendation of the Nominating and Corporate Governance Committee, the Board may waive this requirement as to any director if it deems such waiver to be in the best interests of the Company.

Corporate Governance Materials

The Corporate Governance Guidelines, Code of Ethics and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available free of charge through our website at www.omegahealthcare.com and are available in print to any stockholder who requests them.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis (“CD&A”) addresses the following topics:

•	the members and role of our Compensation Committee (the “Committee”);

•	our compensation-setting process;

•	our philosophy and objectives regarding executive compensation;

•	the components of our executive compensation program; and

•	our compensation decisions for fiscal years 2012 and the 2011-2013 performance period.

The Compensation Committee

Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin are the members of the Committee. Mr. Franke is the Chairman of the Committee. Each member of the Committee qualifies as an independent director under the NYSE listing standards and under our Board of Directors’ standards of independence.

The Committee’s responsibilities and functions are governed by its charter, which the Board of Directors has adopted and a copy of which is available at our website at www.omegahealthcare.com.  The Committee determines the compensation of our executive officers and reviews with the Board of Directors all aspects of compensation for our executive officers.  The Committee also periodically reviews the compensation of our directors and makes recommendations regarding possible adjustments for consideration by the Board of Directors.  To the extent not otherwise inconsistent with its obligations and responsibilities, the Committee may form subcommittees (which shall consist of one or more members of the Committee) and delegate authority to such subcommittees as it deems appropriate.  The Committee reports to the Board of Directors as it deems appropriate and as the Board of Directors may request.

The Committee is also responsible for the following activities in addition to the other activities listed in the Committee’s charter:

•
determining and approving the compensation for the Chief Executive Officer and our other named executive officers following an evaluation of their performance in respect of goals and objectives established by the Committee and such other factors as the Committee deems appropriate;

•
reviewing and recommending for the Board of Directors’ approval (or approving, where applicable) the adoption and amendment of our director and executive officer incentive compensation and equity-based plans;

•	administering our incentive compensation and equity-based plans and approving such awards thereunder as the Committee deems appropriate;

•	reviewing and monitoring succession plans for the Chief Executive Officer and our other senior executives;

•
preparing, reviewing and discussing with management the CD&A required by SEC rules and regulations, recommending to the Board of Directors whether the CD&A should be included in our proxy statement or other applicable SEC filings;

•	overseeing and administering any employment agreements, severance agreements or change of control agreements that are entered into between us and any executive officer; and

•
performing such other activities consistent with its charter, our Bylaws, governing law, the rules and regulations of the NYSE and such other requirements applicable to us as the Committee or the Board of Directors deems necessary or appropriate.

Committee Meetings and Process

The Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee met eight times during the year ended December 31, 2012. The Chairman of the Committee works, from time to time, with the Chief Executive Officer and other members of the Committee to establish the agenda for the Committee’s meetings. The Committee meets in one or more executive sessions each year to evaluate the performance of our named executive officers, to determine their bonuses for the prior year, to establish bonus metrics for the current year, to set salaries for the current year and to approve any grants of equity incentive compensation, as the case may be.  Additionally, the Committee meets with Omega’s legal counsel and from time to time with other outside advisors as the Committee determines appropriate.

The Committee receives and reviews materials in advance of its meetings. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee may from time to time request. Depending upon the agenda for the particular meeting, these materials may include, among other things:

•	reports from compensation consultants or legal counsel;

•
a comparison of the compensation of our executives and directors to our competitors prepared by members of the Committee, by management at the Committee’s request or by a compensation consultant engaged by the Committee;

•	financial reports on year-to-date performance versus budget and compared to prior year performance, as well as other financial data regarding us and our performance;

•	reports on our strategic plan and budget for future periods;

•	information on the executive officers’ stock ownership and holdings of options, performance restricted stock units (“PRSUs”) and other equity-based incentives; and

•	reports on the levels of achievement by each named executive officer of individual and corporate objectives.

The Committee regularly reviews executive compensation to ensure that its compensation goals and objectives are being met.  The Committee has historically engaged in a comprehensive review approximately every three years in connection with establishing the performance goals for multi-year incentive awards and implementing new employment agreements with our named executive officers.  Our Chief Executive Officer meets with the Committee at least annually and upon the Committee’s request to provide information to the Committee regarding management’s views regarding its performance as well as other factors the Chief Executive Officer believes should impact the compensation of our executive officers.  In addition, the Chief Executive Officer provides recommendations to the Committee regarding the compensation for each of the named executive officers and the business and performance targets for incentive awards and bonuses.

Committee Advisors

The Compensation Committee charter grants the Committee the sole and direct authority to engage and terminate advisors and compensation consultants and to approve their fees and retention terms. These advisors and consultants report directly to the Committee, and we are responsible for paying their fees.

In 2010, in connection with a comprehensive review of the compensation system for our named executive officers and our directors, the Compensation Committee engaged FPL Associates, L.P. (“FPL”) as a consultant to the Committee.  FPL has not performed any work for us other than work for which it was engaged by the Committee. During early 2010, FPL presented to the Committee FPL’s analysis that included, but was not limited to, recommendations regarding the composition of a peer group of companies that would be the basis for a benchmarking evaluation of the Company’s compensation programs, the status of our current compensation program as compared to those of our peer companies, the methodologies behind the research and analysis it used to prepare the comparisons, the techniques it used to standardize the compensation programs of peer companies in order to permit more accurate comparisons against our programs and a proposed plan covering all aspects of the compensation for our named executive officers.  The 2010 analysis and process resulted in executive employment agreements with each of our named executive officers through December 31, 2013, and the design and implementation of a compensation program including annual and long-term incentives for the three-year period ending December 31, 2013.

Peer Group Benchmarking

Based on the analysis provided by FPL in 2010 and with the input of the members of the Committee, the Committee determined that the group of peer companies upon which FPL’s 2010 analysis would be benchmarked would consist of  BioMed Realty Trust, Corporate Office Properties Trust Inc., Digital Realty Trust, Inc., Entertainment Properties Trust, Health Care REIT, Inc., Healthcare Realty Trust, LTC Properties, Inc., Medical Properties Trust Inc., Nationwide Health Properties, Inc., National Retail Properties, Inc., Realty Income Corporation and Ventas, Inc. These companies were selected based on several criteria including, but not limited to, asset focus (healthcare and/or triple net lease companies), size (taking into consideration the effect on the Company of the CapitalSource transaction and defined by market capitalization, portfolio size and/or the number of employees) and performance (emphasizing total shareholder return). Analyses performed included a comparison of salaries, annual bonus programs, short term equity based incentive compensation and multi-year equity based incentive compensation of comparable officers for each company as well as total compensation over a three-year period as compared to total shareholder return generated over such period.

The Committee has recently undertaken to review and update the Company’s executive compensation program with a view to designing and implementing short- and long-term incentives for periods beginning in 2014.  The Committee has engaged FPL as its advisor for the current analysis.

As an initial step in this analysis, in December 2012 FPL identified two peer groups of public REITs comparable to the Company.  The “Size Peer Group” consists of the following 11 REITs with market or total capitalization comparable to the Company:  BioMed Realty Trust, Inc., Corporate Office Properties Trust, EPR Properties, Federal Realty Investment Trust, Healthcare Realty Trust Incorporated, LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., National Retail Properties, Inc., Realty Income Corporation, and Washington Real Estate Investment Trust.  The “Asset Peer Group” is comprised of the following 7 public REITs, all of which operate in the health care sector:  HCP, Inc., Health Care REIT, Inc., Healthcare Realty Trust Incorporated, LTC Properties, Inc., Medical Properties Trust, Inc., National Health Investors, Inc., and Ventas, Inc.  The Committee recognizes that healthcare REITs can be viewed as a sub-sector of the REIT industry since healthcare REITs are often subject to different market conditions than the real estate industry generally, such as the impact of healthcare reimbursement policy.  The Committee also recognizes that compensation of REIT executives is generally correlated with the size of the REIT.  Accordingly, the Committee plans to consider both the Size Peer Group and the Asset Peer Group.

Compensation Policy and Objectives

Our executive compensation programs are designed to attract and retain the highest quality executive talent possible and, more importantly, to provide meaningful incentives for our executives to strive to enhance shareholder value over both near and longer term periods in a manner that balances potentially competing incentives that could create risk.  The Committee’s current executive compensation philosophy is based on these fundamental principles:  (i) all compensation should be referenced on an analysis of the practices of our peer group as well as industry surveys, (ii) compensation grants and changes to compensation should be performance and responsibility based, (iii) base salaries should be at approximately the median for similar positions of the applicable peer group, and (iv) a substantial portion of executive compensation should be performance-based and tied to shareholder return over time.

The policy and the guidelines followed by the Committee historically have been directed toward providing compensation and incentives to our executive officers in order to achieve the following objectives:

•	reward performance and initiative;

•	be competitive with other REITs viewed as competitors for executive talent;

•
be significantly related to accomplishments and our short-term and long-term successes, particularly measured in terms of growth in adjusted funds from operations on a per share basis and total shareholder return;

•	structure incentive programs utilizing various performance metrics to minimize the potential for risk associated with over-weighting any particular performance metric;

•	align the interests of our executive officers with the interests of our stockholders; and

•	encourage and facilitate our executives’ ability to achieve meaningful levels of ownership of our stock.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”). At the Company’s 2011 and 2012 annual meetings of stockholders, approximately 99% and 72%, respectively of the votes cast on the respective say-on-pay proposals were voted in favor of the proposal. The Compensation Committee considered these results and believes the voting results reflect strong stockholder support for the Company’s approach to executive compensation.  In this regard, the Committee noted that there had been no change in the Company’s compensation program between the 2011 and 2012 annual meetings, as the Committee had implemented a comprehensive compensation program in 2010 for the three-year period ending December 31, 2013.  Accordingly, the Committee did not materially change its approach to executive compensation in either 2011 or 2012. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

In considering the voting results of the 2012 say-on-pay proposal, the Committee is aware that the Company’s past practice of granting long-term incentives once every three years results in significant year to year variation in the value of annual grants.  Accordingly, for performance periods beginning in 2014, the Committee plans to move from a triennial grant cycle to annual grants of long-term incentives. The Committee is currently working with FPL to determine the appropriate size of annual awards and appropriate adjustments to reflect the transition to an annual grant cycle for rolling three-year performance periods.  See “Stock Incentives for 2014 Forward” below.

Employment Agreements

In September 2010, the Committee and the Board of Directors approved new employment agreements with each of C. Taylor Pickett, Daniel J. Booth, Robert O. Stephenson, R. Lee Crabill and Michael D. Ritz, which were each executed on October 22, 2010.  Pursuant to the employment agreements, our five senior executives have similarly structured compensation plans consisting of base salary, annual cash bonus, time-vested restricted stock and performance restricted stock units that are earned to the extent we achieve certain performance hurdles for the years ended 2011 through 2013.  All of the employment agreements expire on December 31, 2013. See “Compensation and Severance Agreements” at pages 29-31.
Elements of Compensation

Annual Base Salary

Our approach to base compensation levels has been to offer competitive salaries in comparison with prevailing market practices for comparable positions at our peer group companies.  The Committee evaluates and reviews the executive officers’ annual base salaries in connection with its annual review of management’s performance and based on input from our Chairman of the Board and our Chief Executive Officer. In undertaking the annual review, the Committee considers the decision-making responsibilities of each position and the experience, work performance and team-building skills of each incumbent officer, as well as our overall performance and the achievement of our strategic objectives and budgets.  The Committee generally views work performance as the single most important measurement factor, followed by team-building skills and decision-making responsibilities.  The Committee also reviews internal pay equity in the context of the target percentile objectives when making base salary decisions, although neither internal equity nor any percentile target is a dispositive factor.  The Committee also considers the effect of increasing base salary on other aspects of the overall compensation program.

2010 Analysis and 2011-2012 Adjustments.  In connection with its 2010 review and the 2010 executive employment agreements and as a result of the analysis by FPL of base salaries for comparable positions among our peer group companies, as well as the analysis of Omega’s financial and operating performance during 2009 as compared to the peer group, in 2010 the Committee determined that the 75th percentile target was a relevant target for base salaries in general and, as a result, determined to increase base salaries generally to either achieve approximate parity with the 75th percentile of the 2010 peer group or, in certain instances, to move toward lessening the existing differential.  With respect to Messrs Pickett and Booth, it was determined that their base salaries would be increased effective January 1, 2010, to a level viewed as comparable to the 75th percentile of the 2010 peer group for similar positions.  With respect to our other named executive officers, the Committee determined that while the 75th percentile is a relevant consideration, it is not dispositive and, accordingly, determined to increase salaries over the following years. As a result of the 2010 process, the employment agreements for each of the executive officers established a base annual salary in 2010 and provided that the base salary would be reviewed on an annual basis to determine if increases are warranted.

2013 Base Salary Benchmarking Process.  Rather than targeting the 75th percentile of the 2010 peer group, for 2013 the Committee determined to target executive base salaries at the market median, based on the Size Peer Group weighted at 66-2/3% and Asset Peer Group weighted at 33-1/3%.  This determination was based on advice from FPL which noted that this weighting was warranted given the high correlation between size and level of base pay.  The base salaries for our named executive officers for 2013 are set forth below.

Named Executive Officer	2013 Base Salary
C. Taylor Pickett	$700,000
Daniel J. Booth	$440,000
Robert O. Stephenson	$400,000
R. Lee Crabill	$330,000
Michael D. Ritz	$265,000

Annual Cash Bonus Opportunity

Our historical compensation practices have embodied the principle that annual cash bonuses that are based primarily on achieving objectives that enhance long-term stockholder value are desirable in aligning stockholder and management interests.  The Committee strives to award individual annual bonuses for each named executive officer consistent with market practices for positions with comparable decision-making responsibilities and that reward individual contributions by executive officers, all in accordance with the terms of each executive officer’s employment agreement as discussed below.

We accrue estimated bonuses for our executive officers throughout the year service is performed relating to such bonuses, and thus bonuses are expensed in the year they are earned, assuming they are approved by our Board of Directors. Each officer must include his bonus in his taxable income in the year in which he receives it.

 2012 Annual Cash Bonuses.  For 2012 each executive had bonus opportunities at the Threshold, Target and High level which are quantified in terms of the percentages of base salary set forth in the table below.

	Bonus Opportunity as Percentage of Base Salary
Named Executive Officer	Threshold	Target	High
C. Taylor Pickett	100%	125%	150%
Daniel J. Booth	50%	75%	100%
Robert O. Stephenson	50%	62.5%	75%
R. Lee Crabill	25%	45%	65%
Michael D. Ritz	25%	35%	45%

The Committee determined that executive officer bonuses in 2012 would be based on multifaceted metrics and weighted each metric in an amount deemed appropriate by the Committee. The metrics for 2012 relative weightings, and actual 2012 performance were as follows:

% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)	Actual Performance
40%	Adjusted FFO per share	$2.08	$2.12	$2.16	$2.19
20%	Tenant quality(1)	Less than 3%	Less than 2%	Less than 1%	0.6%
20%	Leverage(2)	Less than 55%	Less than 52.5%	Less than 50%	49%
20%	Subjective(3)	-	-	-	High

(1)	2012 uncollected rents as a percentage of 2012 gross revenues.
(2)	Funded Debt/ Total Asset Value as calculated pursuant to the covenants under the Company’s senior credit facility.
(3)	Subjective category includes factors such as subjective evaluation of individual performance and/or credit rating upgrade from either agency.
(4)
As to any bonus metric except the subjective metric, if the payment is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be based on linear interpolation.

FFO and adjusted FFO are non-GAAP financial measures.  The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairment on real estate assets.  Investors and potential investors in the Company’s securities should not rely on non-GAAP financial measures as a substitute for any GAAP measure, including net income.  Adjusted FFO is calculated as FFO available to common stockholders excluding the impact of certain non-cash stock-based compensation and certain revenue and expense items as more fully set forth in the reconciliation in the Company’s earnings release included as Exhibit 99.1 to the Form 8-K furnished on February 12, 2013.  The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT.  The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs.

In connection with determining the level of subjective bonus earned with respect to 2012 performance, the Chief Executive Officer provided the Committee with an assessment of each executive officer’s performance in 2012 and his respective contribution to the Company’s success in addressing the uncertain economy and challenging conditions in the capital markets.  The Committee, after consultation with the Chief Executive Officer, determined to award each named executive officer the full amount of the subjective portion of his bonus for 2012. The principal factors noted in the assessment of the executive officers’ performance included:

   the closing of the Company’s $700 million unsecured revolving credit facility;
   the upgrade of the Company’s senior unsecured debt rating to investment grade by Fitch Ratings;
   the issuance of $80 million in common stock via the Company's at-the-market equity shelf programs at an average price of $23.47 per share;
  the implementation of, and issuance of $112 million in stock under, the Company's 2012 Dividend Reinvestment and Common Stock Purchase Plan at an average price of $22.11 per share;
  the issuance of $400 million in aggregate principal amount of the Company's 5.875% Senior Notes due 2024;
  the completion of an exchange offer for $400 million in aggregate principal amount of the Company's 5.875% Senior Notes due 2024;
  the completion of a tender offer of all of the Company's outstanding $175 million aggregate principal amount of 7% Senior Notes due 2016;
  the completion of $510 million in new investments in 2012;
  maintaining modest leverage and significant liquidity, which positioned the Company to take advantage of growth opportunities;
  favorable lease extensions and re-leases; and
  success in portfolio restructurings and workouts.
    Based on the actual performance for the 2012 year of the adjusted FFO, leverage and tenant quality components and the Committee’s determination that the subjective performance goal had been achieved at the high level, the Committee approved the following cash bonuses relating to 2012 performance:

	C. Taylor Pickett	Daniel J. Booth	Robert O. Stephenson	R. Lee Crabill	Michael D. Ritz
Adjusted FFO (40%)	$381,600	$161,400	$105,300	$82,094	$43,560
Tenant Quality (20%)	$190,800	$80,700	$52,650	$41,048	$21,780
Leverage (20%)	$190,800	$80,700	$52,650	$41,048	$21,780
Individual/Subjective Measures (20%)	$190,800	$80,700	$52,650	$41,048	$21,780
Total Cash Bonus Paid for 2012	$954,000	$403,500	$263,250	$205,238	$108,900

2013 Annual Cash Bonus Opportunity.  The Committee established the 2013 cash bonus opportunities for the executive officers named below subject to the achievement of the performance criteria established below:

	Annual Incentive (% of Base Salary)
Named Executive Officer	Threshold	Target	High
C. Taylor Pickett	100%	125%	150%
Daniel J. Booth	50%	75%	100%
Robert O. Stephenson	50%	62.5%	75%
R. Lee Crabill	30%	50%	70%
Michael Ritz	40%	50%	60%

The Committee established the cash bonus metrics and payout levels as set forth below:

% of Bonus Opportunity	Metric	Threshold(4)	Target(4)	High(4)
40%	Adjusted FFO per share(1)	$2.45	$2.47	$2.51
30%	Tenant quality(2)	Less than 2%	Less than 1.5%	Less than 1%
30%	Subjective(3)

(1)
Adjusted funds from operations per share. The adjusted FFO metric will be subject to adjustment to reflect the pro forma impact of changes to the Company’s capital structure that were not contemplated in the annual budget approved by the Board of Directors.

(2)	2013 uncollected rents as a percentage of 2013 gross revenues.
(3)
Subjective determination of the committee, including among other things, factors such as subjective evaluation of individual performance, Funded Debt / Total Asset Value and/or credit rating upgrade from a rating agency.

(4)
As to any bonus metric except the subjective metric, if the level of achievement of the relevant performance metric is between threshold and target or between target and high, then the portion of the bonus earned with respect to that metric will be based on linear interpolation.

Stock Incentive Awards

Stock Incentives for 2011-2013

In 2010, the Committee implemented an equity compensation program for the period of January 1, 2011 through December 31, 2013 based in part on an assessment of practices among the companies in our peer group.  As part of the 2010 process, the Committee considered granting equity-based awards in a manner that would provide executives the opportunity to earn, for superior Total Shareholder Return performance above target levels, compensation at the 75th percentile of 2010 peer group.  However, the Committee noted that the grant date fair value of performance-based awards is significantly discounted to reflect the risk of achievement of the performance goals, and that as result the potential realizable value of performance awards at the 75th percentile for high performance would be higher than the Committee viewed as appropriate at the time.  As a result, in 2010 the Committee determined that stock incentive grants would be based on potentially realizable value rather than the grant date fair value for accounting purposes, reducing the size of the awards from the levels initially considered.  Taking into account the peer group benchmarking data, the Committee ultimately determined in 2010 to structure executive stock incentive awards to be granted in 2011-2013 to target the following potential realizable values at December 31, 2013:

	Targeted Realizable Value for 2011-2013 Stock Incentive Awards
Named Executive Officer	Threshold	Target	High
C. Taylor Pickett	$4,400,000	$7,950,000	$11,500,000
Daniel J. Booth	$2,480,000	$4,478,000	$6,748,000
Robert O. Stephenson	$1,691,000	$3,382,250	$4,559,500
R. Lee Crabill	$1,309,937	$2,421,487	$3,284,037
Michael D. Ritz	$352,500	$613,300	$832,100

These potential realizable values include all of the equity incentives to be granted in 2011, 2012 and 2013 as set forth below. “Potential realizable value” or “targeted realizable value” refers to the projected estimated accrued taxable compensation through December 31, 2013 (including for this purpose the PRSUs with a performance period ending December 31, 2013 that vest in 2014), assuming that Total Shareholder Return is at the threshold, target or high level. The program implemented in 2010 was designed as a three-year compensation program, with multi-year PRSUs and time-based restricted stock granted once at the beginning of the cycle, and annual PRSUs granted in each calendar year.  The 2011-2013 equity compensation program is comprised of a restricted stock grant, a multi-year PRSU grant and three annual PRSU grants for each named executive officer. Taking all equity compensation awards for the three-year period ending December 31, 2013 into account, 50% of the total equity compensation opportunity at target is performance-based, with the actual number of shares earned based on Total Shareholder Return performance as more fully described below.

Restricted Stock Awards.  One half of each officer’s equity compensation opportunity for the three year period ending December 31, 2013 (calculated at target) consists of a one-time, time-based restricted stock award granted at January 1, 2011 under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan.  Each restricted stock award is subject to three year cliff vesting and is subject to continued employment on the vesting date, except in the case of death, disability, termination by Omega without cause, or resignation for good reason (a “Qualifying Termination”), or in the case of a Qualifying Termination in connection with a change in control (in which case vesting is accelerated 100%).  Dividends on the restricted stock award are paid currently on unvested and vested shares. The time-based restricted stock awards granted by the Committee as of January 1, 2011 were for the number of shares shown in the chart below.

Named Executive Officer	2011 Grants of Time-Based Restricted Stock
C. Taylor Pickett	176,462
Daniel J. Booth	99,396
Robert O. Stephenson	75,074
R. Lee Crabill	53,748
Michael D. Ritz	13,613

No restricted stock awards were made to executive officers in 2012.

Performance Restricted Stock Unit Awards. The remaining one half of each officer’s long-term incentive compensation for the three year period ending December 31, 2013 consists fifty percent (calculated at target) of an award of multi-year PRSUs granted January 1, 2011 and fifty percent (calculated at target) of three annual PRSU awards (one on each of January 1, 2011, 2012 and 2013), each of which annual awards are equal in amount. The PRSUs are granted under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan. Each PRSU award will entitle the officer to receive following the end of the performance period a number of shares of common stock that will vary depending on the level of performance (threshold, target or high) over the performance period. The number of shares attributable to the multi-year PRSUs that will be earned depends on the levels (threshold, target or high) of absolute total shareholder return, calculated in accordance with a methodology under the PRSU agreements (“absolute TSR” or “TSR”), and “relative TSR” (defined below) achieved over the three year performance period ending December 31, 2013 as set forth in the table below, with absolute TSR having a 75% weighting and relative TSR having a 25% weighting.  The number of shares attributable to the annual PRSUs that will be earned depends on the level (threshold, target or high) of absolute TSR achieved for the year of each grant as set forth in the table below with absolute TSR having a 100% weighting. If performance is below threshold, no shares under the PRSUs will be earned. If performance is between threshold and target or between target and high, the number of shares earned under the PRSUs is determined under an interpolation formula. The baseline stock price from which TSR will be measured for the multi-year PRSUs over the three-year performance period ending December 31, 2013 is $21.31, the volume-weighted average price (“VWAP”) for the Company’s common stock for the month of December 2010.  The baseline stock price from which TSR was measured for the annual PRSUs over the one-year performance period ended December 31, 2012 was $18.59, the VWAP for the Company’s common stock for the month of December 2011. The baseline stock price from which TSR will be measured for the annual PRSUs over the one-year performance period ending December 31, 2013 is $23.22, the VWAP for the Company’s common stock for the month of December 2012.

Absolute TSR-Based PRSUs	Threshold	Target	High
TSR (annualized and compounded annually for the multi-year PRSUs)	8%	10%	12%

Relative TSR-Based PRSUs
Percentile vs. Peer Group	50th	65th	80th

“Relative TSR” means TSR ranked on a percentile basis relative to the average total shareholder return achieved by the companies comprising the MSCI U.S. REIT Index for the same period for which TSR is calculated and using the same methodology used for calculating TSR as described above.

The multi-year PRSU awards granted by the Committee as of January 1, 2011, and the annual PRSU awards granted by the Committee for 2011, 2012 and 2013, allow the named executive officers to earn the number of shares shown in the applicable column (threshold, target or high) of the chart below depending on performance.

Multi-Year Incentive Award	Metric Absolute total shareholder return	Weighting 75%	Threshold 8%	Target 10%	High 12%
Named Executive Officer
C. Taylor Pickett			10,178	66,173	117,608
Daniel J. Booth			5,761	37,274	70,566
Robert O. Stephenson			4,064	28,153	44,713
R. Lee Crabill			2,575	20,156	32,327
Michael D. Ritz			1,012	5,105	8,193

Multi-Year Incentive Award	Metric Relative total shareholder return	Weighting 25%	Threshold 50th %-ile	Target 65th %-ile	High 80th %-ile
Named Executive Officer
C. Taylor Pickett			3,392	22,058	39,203
Daniel J. Booth			1,920	12,424	23,522
Robert O. Stephenson			1,354	9,384	14,904
R. Lee Crabill			858	6,718	10,775
Michael D. Ritz			337	1,702	2,731

Annual Incentive Equity Award (1)	Metric Absolute total shareholder return	Weighting 100%	Threshold 8%	Target 10%	High 12%
Named Executive Officer
C. Taylor Pickett			4,523	29,410	52,270
Daniel J. Booth			2,560	16,566	31,363
Robert O. Stephenson			1,806	12,512	19,872
R. Lee Crabill			1,144	8,958	14,367
Michael D. Ritz			450	2,269	3,641

(1)	Amounts reflect shares issuable per year based on annual performance.

The multi-year PRSUs that are earned under the preceding table vest quarterly in 2014 (the year following completion of the three-year performance period), and the annual PRSUs that are earned under the preceding table vest at December 31 of the year of grant, subject in each case to continued performance of services through the applicable vesting date.

Our absolute TSR for the year ended December 31, 2012 was 34%  and accordingly the annual PRSUs for 2012 vested at the high level and the underlying shares were issued to the executives.  The performance requirement for the 2011 annual PRSUs was not achieved, and these were forfeited.  The level of achievement of the multi-year PRSUs will be determined based on absolute and relative TSR for the three-years ending December 31, 2013.

With respect to the multi-year PRSUs, if the officer incurs a Qualifying Termination, the officer will vest in the number of PRSUs actually earned for the full three year performance period, but prorated based on the period of employment during the three year period to the date of termination. If a change of control occurs or the officer has a Qualifying Termination in connection with the change in control, the performance period ends on the date of the change in control. In that case, if absolute TSR at the threshold or above level has been achieved prorated based on performance to the date of the change in control, the officer will vest in all or a prorated portion of the absolute TSR-based portion of the award depending on the degree of achievement of the absolute TSR hurdles. And as to the Relative TSR-based portion of the award, the PRSUs will vest 100% based on the applicable level (threshold, target, or high) of Relative TSR achievement through the date of the change in control.

With respect to the annual PRSUs, if the officer incurs a Qualifying Termination, the officer will vest in the number of PRSUs actually earned for the full one year performance period, but prorated based on the period of employment during the one year period to the date of termination. If a change of control occurs or the officer has a Qualifying Termination in connection with the change in control, the performance period ends on the date of the change in control. In that case, if absolute TSR at the threshold or above level has been achieved for the full year based on performance to the date of the change in control, the officer will vest in 100% of the award depending on the degree of achievement of the absolute TSR hurdles.

The number of earned and vested multi-year PRSUs will be paid in equal quarterly amounts in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following the last day of each calendar quarter in 2014 or on the date of a change in control, if earlier. The number of earned and vested annual PRSUs will be paid in Omega common stock, along with dividend equivalents to be paid in cash, within ten (10) days following December 31 of the year of grant or on the date of a change in control, if earlier.

Dividend equivalents declared with respect to the applicable performance period accrue on PRSUs that subsequently vest and are paid. Accrued dividend equivalents are paid to the employee at the date the shares attributable to vested PRSUs are distributable.

Stock Incentives for 2014 Forward

The Committee is in the process of designing its compensation program for periods beginning in 2014.  The Committee has noted that its past practice of granting long-term incentive awards only once every three years creates the appearance of significantly higher compensation (based on the grant date fair value of the full award) in the year of grant than in the remaining years of the program, even though the existing awards are earned over three years (subject to vesting over an additional year in the case of the multi-year PRSUs). Accordingly, rather than making a single round of restricted stock and PRSU awards for the 2014-2016 performance cycle with no additional long-term incentive awards until 2017, the Committee plans to make proportionately smaller annual grants of restricted stock and PRSU awards.  As a result, the long-term incentive compensation program would shift from sequential “end-to-end” grant cycles (i.e., 2008-2010, 2011-2013) to “rolling three-year” grant cycles (i.e., 2014-2016, 2015-2017, 2016-2018).  The Committee is currently working with FPL to determine the appropriate size of the annual awards and appropriate adjustments to reflect the transition to an annual grant cycle.

Other Benefits

All employees may participate in our 401(k) Retirement Savings Plan (the “401(k) Plan”). We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) Plan, employees are eligible to make contributions, and we, at our discretion, may match contributions and make a profit sharing contribution. We do not provide an option for our employees to directly invest in our stock under the 401(k) Plan.

We provide a competitive benefits package to all full-time employees which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and directors and are available to all salaried employees. We have no structured executive perquisite benefits (e.g., club memberships or company vehicles) for any executive officer, including the named executive officers, and we currently do not provide supplemental pensions to our employees, including the named executive officers.

Tax Deductibility of Executive Compensation

The SEC requires that this report comment upon our policy with respect to Section 162(m) of the Internal Revenue Code.  Section 162(m) disallows a federal income tax deduction for compensation over $1.0 million to any of the named executive officers unless the compensation is paid pursuant to a plan that is performance-related, non-discretionary and has been approved by our stockholders. We believe that, because we qualify as a REIT under the Internal Revenue Code and therefore are not subject to federal income taxes on our income to the extent distributed, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, Section 162(m) does not directly govern the Compensation Committee’s compensation policy and practices.

Risk Associated with Compensation

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.

The Compensation Committee considered various factors that have the affect of mitigating risk and, with assistance of FPL, reviewed the elements of executive compensation to determine whether any portion of executive compensation encourages excessive risk taking.  The Committee concluded that the following risk oversight and compensation design features guard against excessive risk-taking:

•	The Company has developed and adheres to effective processes for developing strategic and annual operating plans and approval of portfolio and capital investments;
•	The Company has strong internal financial controls;
•	Base salaries are consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;
•
The determination of incentive awards is based on a review of a variety of indicators of performance as well as a meaningful subjective assessment of personal performance, thus diversifying the risk associated with any single indicator of performance;

•	The design of our multi-year compensation plan rewards executives for driving sustainable growth for stockholders over the January 2011 – December 2013 performance period;
•	The vesting periods for equity compensation awards encourage executives to focus on maintaining dividends and stock price appreciation;
•
The mix between fixed and variable, annual and long-term and cash and equity compensation is designed to encourage balanced strategies and actions that are in the Company’s long-term best interests; and

•	The Committee has retained discretionary authority to adjust annual awards and payments, which further reduces any business risk associated with our plans.

Compensation Committee Report

The Committee reviewed and discussed the CD&A with management, and based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2012.

Compensation Committee of the Board of Directors

Thomas F. Franke, Chairman
Harold J. Kloosterman
Bernard J. Korman
Edward Lowenthal
Stephen D. Plavin

Summary Compensation Table

The following table summarizes the compensation of our “named executive officers” for the years ended December 31, 2012, 2011 and 2010.  Our named executive officers are our Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(1)(D)	(2)(E)	(F)	(3)(G)	(4)(I)	(J)

C. Taylor Pickett Chief Executive Officer	2012 2011 2010	$636,000 $615,000 $600,000	$190,800 $184,500 $180,000	$502,234 $6,314,120 $ --	$ -- $ -- $ --	$763,200 $721,600 $720,000	$15,000 $14,700 $65,251	$2,107,234 $7,849,920 $1,565,251
Daniel J. Booth Chief Operating Officer	2012 2011 2010	$403,500 $390,000 $380,000	$80,700 $78,000 $76,000	$300,799 $3,636,205 $ --	$ -- $ -- $ --	$322,800 $301,600 $304,000	$15,000 $14,700 $44,979	$1,122,799 $4,420,505 $804,979
Robert O. Stephenson Chief Financial Officer	2012 2011 2010	$351,000 $328,000 $305,000	$52,650 $49,200 $45,750	$191,593 $2,587,875 $ --	$ -- $ -- $ --	$210,600 $192,427 $183,000	$15,000 $14,700 $35,598	$820,843 $3,172,202 $569,348
R. Lee Crabill Senior Vice-President of Operations	2012 2011 2010	$315,750 $305,500 $295,000	$41,048 $39,715 $38,350	$138,436 $1,858,132 $ --	$ -- $ -- $ --	$164,190 $152,343 $153,400	$15,000 $14,700 $33,360	$674,424 $2,370,390 $520,110
Michael D. Ritz Chief Accounting Officer	2012 2011 2010	$242,000 $234,000 $205,000	$21,780 $21,060 $18,450	$35,122 $471,171 $ --	$ -- $ -- $ --	$87,120 $81,744 $73,800	$15,000 $14,700 $22,164	$401,022 $822,675 $319,414

(1)
Bonuses are reported in the year earned, whether or not paid before year end.  Reflects the subjective component of annual cash bonus program payments as described under “Elements of Compensation – Annual Cash Bonus Opportunity.”

(2)
Represents the fair value for accounting purposes as of the date of grant (excluding the effect of estimated forfeitures). The fair value of PRSUs is based on the probable outcome of the performance conditions as of the grant date.  For 2011, includes the multi-year PRSUs and restricted stock granted for 2011-2013 in addition to the annual PRSUs.  In accordance with applicable SEC rules, 2011 amounts include the grant date fair value associated with the 2011 annual PRSUs, which were ultimately forfeited because the performance conditions were not met, as follows: Mr. Pickett – $576,699; Mr. Booth – $345,235; Mr. Stephenson – $220,193; Mr. Crabill – $159,078; Mr. Ritz – $40,369.

(3)
Represents the objective performance components (adjusted FFO per share, tenant quality, and leverage) of annual cash bonus program payments as described under “Elements of Compensation – Annual Cash Bonus Opportunity.”

(4)	“All Other Compensation” includes the following:

Name	Year	401(k) Matching Contribution	Interest on Dividend Equivalent Rights on Vested PRSUs
C. Taylor Pickett	2012 2011 2010	$ 15,000 $ 14,700 $ 14,700	$ -- $ -- $ 50,551
Daniel J. Booth	2012 2011 2010	$ 15,000 $ 14,700 $ 14,700	$ -- $ -- $ 30,279
Robert O. Stephenson	2012 2011 2010	$ 15,000 $ 14,700 $ 14,700	$ -- $ -- $ 20,898
R. Lee Crabill	2012 2011 2010	$ 15,000 $ 14,700 $ 14,700	$ -- $ -- $ 18,660
Michael D. Ritz	2012 2011 2010	$ 15,000 $ 14,700 $ 14,700	$ -- $ -- $ 7,464

In accordance with SEC rules, dividend equivalents associated with PRSUs are not included in “All Other Compensation” because those amounts were factored into the grant date fair values.

Grants of Plan Based Awards

The following table contains information relating to the plan based awards grants made in 2012 to our named executive officers under the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan and is intended to supplement the 2012 Summary Compensation Table listed above.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)
Name	Grant Type	Date of Compensation Committee Action	Grant Date	Threshold ($)	Target ($)	High ($)	Threshold (#)	Target (#)	High (#)	Grant Date Fair Value of Stock and Option Awards ($)(1)

C. Taylor Pickett	Annual Cash Bonus (Objective Metrics)(2)	02/06/2012	02/06/2012	508,800	636,000	763,200
	Annual PRSUs(3)	09/03/2010	01/01/2012				4,523	29,410	52,270	502,234

Daniel J. Booth	Annual Cash Bonus (Objective Metrics)(2)	02/06/2012	02/06/2012	161,400	242,100	322,800
	Annual PRSUs(3)	09/03/2010	01/01/2012				2,560	16,566	31,363	300,799

Robert O. Stephenson	Annual Cash Bonus (Objective Metrics)(2)	02/06/2012	02/06/2012	140,400	175,500	210,600
	Annual PRSUs(3)	09/03/2010	01/01/2012				1,806	12,512	19,872	191,593

R. Lee Crabill	Annual Cash Bonus (Objective Metrics)(2)	02/06/2012	02/06/2012	63,150	113,670	164,190
	Annual PRSUs(3)	09/03/2010	01/01/2012				1,144	8,958	14,367	138,436

Michael D. Ritz	Annual Cash Bonus (Objective Metrics)(2)	02/06/2012	02/06/2012	48,400	67,760	87,120
	Annual PRSUs(3)	09/03/2010	01/01/2012				450	2,269	3,641	35,122

(1)	Represents the fair value of the annual PRSU award as of the January 1, 2012 grant date. See the Option Exercises and Stock Vested table below for information regarding amounts earned.

(2)
Reflects the range of bonus payments that were possible as of the grant date under the objective metric components of our annual cash bonus program for 2012. The actual bonuses earned in 2012 under the objective metric components are reflected in the Summary Compensation Table above under the caption “Non-Equity Incentive Plan Compensation.” For more information regarding annual bonus opportunities including the subjective component, see the discussion in under “Annual Cash Opportunity” in the Compensation Discussion and Analysis section of this proxy statement.

(3)
Reflects the range of shares that could have been earned as of the grant date under the annual PRSUs granted in 2012.  Based on actual 2012 performance, these annual PRSUs vested at the high level. See the Option Exercises and Stock Vested table below. For more information regarding the annual PRSUs, see the discussion under “Elements of Compensation—Stock Incentives Awards for 2011-2013—Performance Restricted Stock Unit Awards.”

Outstanding Equity Awards at Fiscal Year End for 2012

The following sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2012. Since the information is set forth as of December 31, 2012, it does not include the PRSUs that vested as of December 31, 2012 or the annual PRSUs granted in 2013.  There are no options outstanding.

	Stock Awards
Name	Number of Shares or Units or Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
C. Taylor Pickett	176,462	4,208,619
			66,173	(5)	1,792,627	(5)
			22,058	(6)	597,551	(6)

Daniel J. Booth	99,396	2,370,595
			37,274	(5)	1,009,753	(5)
			12,424	(6)	336,566	(6)

Robert O. Stephenson	75,074	1,790,515
			28,153	(5)	762,665	(5)
			9,384	(6)	254,213	(6)

R. Lee Crabill	53,748	1,281,890
			20,156	(5)	546,026	(5)
			6,718	(6)	181,991	(6)

Michael D. Ritz	13,613	324,670
			5,105	(5)	138,294	(5)
			1,702	(6)	46,107	(6)

(1)
Restricted stock awards vest 100% on December 31, 2013, except in the case of a Qualifying Termination (in which case 33-1/3% of the award vests if termination is in 2011, 66-2/3% of the award vests if termination is in 2012 and 100% of the award vests if termination is in 2013), or in the case of a Qualifying Termination in connection with a change in control (in which case vesting is accelerated 100%). For more information, see the discussion under “Elements of Compensation—Stock Incentives Awards for 2011-2013—Restricted Stock Awards.”  Dividends on the restricted stock award are paid currently on unvested and vested shares.

(2)	Based on closing price of our common stock as of December 31, 2012.

(3)
Reflects target level performance.  The actual number of shares that will be earned under the multi-year PRSUs (absolute TSR) and multi year PRSUs (relative TSR) depends on the levels of absolute shareholder return and relative shareholder return, respectively, calculated in accordance with the methodology under the PRSU agreements achieved over the three-year performance period ending December 31, 2013.  The multi-year PRSUs vest quarterly in 2014, subject to continued performance of services through the applicable vesting date. These balances exclude annual PRSUs that were vested and earned as of  December 31, 2012.

(4)	Based on closing price of our common stock as of December 31, 2012. Includes value of dividend equivalent rights accrued with respect to PRSUs.

(5)	Represents multi-year PRSUs (absolute TSR) at target performance.

(6)	Represents multi-year PRSUs (relative TSR) at target performance.

Option Exercises and Stock Vested for 2012

The following table sets forth information regarding the vesting of stock awards for our named executive officers in 2012.  The Company’s absolute TSR for 2012 was 34%, resulting in the vesting of the 2012 annual PRSUs at the high level as shown in the table below. There were no options outstanding or vested in 2012.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Taylor Pickett	52,270	1,246,640
Daniel J. Booth	31,363	748,008
Robert O. Stephenson	19,872	473,947
R. Lee Crabill	14,367	342,653
Michael D. Ritz	3,641	86,838

Compensation and Severance Agreements

C. Taylor Pickett Employment Agreement

We entered into an employment agreement with C. Taylor Pickett, dated as of October 22, 2010, to be our Chief Executive Officer. The agreement is set to expire on December 31, 2013.

Mr. Pickett’s current base salary is $700,000 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn an annual bonus of 100%, 125% and 150%, respectively, for threshold, target and high performance, respectively, of his annual base salary.  For a discussion of actual bonus arrangements for 2012 and 2013, see “Annual Cash Bonus Opportunity” on pages 18-21 above.  Mr. Pickett’s employment agreement also provides for the equity compensation grants discussed above under “Stock Incentives Awards for 2011- 2013.”

If during the term of the employment agreement we terminate Mr. Pickett’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to three times the sum of his then current annual base salary plus his average annual bonus over the last three completed fiscal years, which amount will be paid in installments over the 36-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Pickett’s employment to more than 50 miles away without his consent.

Mr. Pickett is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

Mr. Pickett is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for three years thereafter, Mr. Pickett is obligated not to provide managerial services or management consulting services to a “competing business.” Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare - related real estate. In addition, during the period of employment and for three years thereafter, Mr. Pickett agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees.  However, if Mr. Pickett remains employed by us through the date the term of the employment agreement expires, December 31, 2013, the noncompetition and nonsolicitation provisions also expire on that date.

Daniel J. Booth Employment Agreement

We entered into an employment agreement with Daniel J. Booth, dated as of October 22, 2010, to be our Chief Operating Officer.  The agreement is set to expire on December 31, 2013.

Mr. Booth’s current base salary is $440,000 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn an annual bonus of 50%, 75% and 100%, respectively, for threshold, target and high performance, respectively, of his annual base salary.  For a discussion of actual bonus arrangements for 2012 and 2013, see “Annual Cash Bonus Opportunity” on pages 18-21 above. Mr. Booth’s employment agreement also provides for the equity compensation grants discussed above under “Stock Incentives Awards for 2011-2013.”

If during the term of the employment agreement we terminate Mr. Booth’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to two times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 24-month period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Booth’s employment to more than 50 miles away without his consent.

Mr. Booth is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

Mr. Booth is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for two years thereafter, Mr. Booth is obligated not to provide managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare - related real estate. In addition, during the period of employment and for two years thereafter, Mr. Booth agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees.  However, if Mr. Booth remains employed by us through the date the term of the employment agreement expires, December 31, 2013, the noncompetition and nonsolicitation provisions also expire on that date.

Robert O. Stephenson Employment Agreement

We entered into an employment agreement with Robert O. Stephenson, dated as of October 2, 2010, to be our Chief Financial Officer.  The agreement is set to expire on December 31, 2013.

Mr. Stephenson’s current base salary is $400,000 per year may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn 50%, 62.5% and 75%, respectively, for threshold, target and high performance, respectively, of his annual base salary.  For a discussion of actual bonus arrangements for 2012 and 2013, see “Annual Cash Bonus Opportunity” on pages 18-21 above. Mr. Stephenson’s employment agreement also provides for the equity compensation grants discussed above under “Stock Incentives Awards for 2011-2013.”

If during the term of the employment agreement we terminate Mr. Stephenson’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Stephenson’s employment to more than 50 miles away without his consent.

Mr. Stephenson is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

Mr. Stephenson is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for 18 months thereafter, Mr. Stephenson is obligated not to provide managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare - related real estate. In addition, during the period of employment and for 18 months thereafter, Mr. Stephenson agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees.  However, if Mr. Stephenson remains employed by us through the date the term of the employment agreement expires, December 31, 2013, the noncompetition and nonsolicitation provisions also expire on that date.

R. Lee Crabill, Jr. Employment Agreement

We entered into an employment agreement with R. Lee Crabill, dated as of October 22, 2010, to be our Senior Vice President of Operations.  The agreement is set to expire on December 31, 2013.

Mr. Crabill’s current base salary is $330,000 per year and may not be decreased during the term of the employment agreement. His employment agreement provides that he will be eligible to earn 25%, 45% and 65%, respectively, for threshold, target and high performance, respectively, of his annual base salary.  On January 29, 2013, the Compensation Committee approved increases to the bonus opportunities for Mr. Crabill to 30%, 50% and 70%, respectively, for threshold, target and high performance, although the employment agreement was not amended to reflect those changes.  For a discussion of actual bonus arrangements for 2012 and 2013, see “Annual Cash Bonus Opportunity” on pages 18-21 above. Mr. Crabill’s employment agreement also provides for the equity compensation grants discussed above under “Stock Incentives Awards for 2011-2013.”

If during the term of the employment agreement we terminate Mr. Crabill’s employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one and one-half times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 18-month-period following his termination.  “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Crabill’s employment to more than 50 miles away without his consent.

Mr. Crabill is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

Mr. Crabill is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for 18 months thereafter, Mr. Crabill is obligated not to provide managerial services or management consulting services to a “competing business.”  Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare - related real estate. In addition, during the period of employment and for 18 months thereafter, Mr. Crabill agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees.  However, if Mr. Crabill remains employed by us through the date the term of the employment agreement expires, December 31, 2013, the noncompetition and nonsolicitation provisions also expire on that date.

Michael D. Ritz Employment Agreement

           We entered into an employment agreement with Michael D. Ritz, dated as October 22, 2010, to be our Chief Accounting Officer. The term of the agreement expires on December 31, 2013.

           Mr. Ritz’s current base salary is $265,000 per year and may not be decreased during the term of the employment agreement.  His employment agreement provides that he will be eligible to earn 25%, 35% and 45%, respectively, for threshold, target and high performance, respectively, of his annual base salary.  On January 29, 2013, the Compensation Committee approved increases to the bonus opportunities for Mr. Ritz to 40%, 50% and 60%, respectively, for threshold, target and high performance, although the employment agreement not amended to reflect those changes.  For a discussion of actual bonus arrangements for 2012 and 2013, see “Annual Cash Bonus Opportunity” on pages 18-21 above. Mr. Ritz’s employment agreement also provides for the equity compensation grants discussed above under “Stock Incentives Awards for 2011-2013.”

           If during the term of the employment agreement we terminate Mr. Ritz’ employment without “cause” or if he resigns for “good reason,” we will pay him severance equal to one times the sum of his then current annual base salary plus his average annual bonus over the last three completed calendar years, which amount will be paid in installments over the 12-month-period following his termination. “Cause” is defined in the employment agreement to include events such as willful refusal to perform duties, willful misconduct in performance of duties, unauthorized disclosure of confidential company information, or fraud or dishonesty against us. “Good reason” is defined in the employment agreement to include events such as our material breach of the employment agreement or our relocation of Mr. Ritz’ employment to more than 50 miles away without his consent.

           Mr. Ritz is required to execute a release of claims against us as a condition to the payment of severance benefits. Severance is not paid if the term of the employment agreement expires.

           Mr. Ritz is restricted from using any of our confidential information during his employment and for two years thereafter or from using any trade secrets during his employment and for as long thereafter as permitted by applicable law. During the period of employment and for one year thereafter, Mr. Ritz is obligated not to provide managerial services or management consulting services to a “competing business.” Competing business is defined to include a list of named competitors and any other business with the primary purpose of leasing assets to healthcare operators or financing ownership or operation of senior, retirement, long-term care or healthcare-related real estate. In addition, during the period of employment and for one year thereafter, Mr. Ritz agrees not to solicit clients or customers with whom he had material contact or to solicit our management level employees.  However, if Mr. Ritz remains employed by us through the date the term of the employment agreement expires, December 31, 2013, the noncompetition and nonsolicitation provisions also expire on that date.

Potential Payments Upon Termination or Change of Control

The table below illustrates the incremental compensation that would have been payable in the event of the termination events identified below, as if they had occurred as of December 31, 2012.

In general, the occurrence of a change of control does not increase benefits that would otherwise be payable upon termination without cause or resignation for good reason. However, a change of control can impact the number of restricted shares that vest and the numbers of PRSUs that vest.  For a description of the vesting of restricted stock and PRSUs, see “Stock Incentives Awards for 2011-2013” on pages 21-24 above.  For a description of circumstances constituting “cause” and “good reason”, and further detail regarding the estimated payments and benefits upon the occurrence of certain triggering events, see the discussion of each officer’s employment agreement above.

Triggering Event as of December 31, 2012
	Involuntary Without Cause or Voluntary for Good Reason	Death	Disability
C. Taylor Pickett:
Severance	$4,668,099	$--	$--
Bonus	$--	$--	$--
Total Value of Payments:	$4,668,099	$--	$--

Daniel J. Booth:
Severance	$1,582,400	$--	$--
Bonus	$--	$--	$--
Total Value of Payments:	$1,582,400	$--	$--

Robert O. Stephenson:
Severance	$893,313	$--	$--
Bonus	$--	$--	$--
Total Value of Payments:	$893,313	$--	$--

R. Lee Crabill:
Severance	$768,149	$--	$--
Bonus	$--	$--	$--
Total Value of Payments:	$768,149	$--	$--

Michael D. Ritz:
Severance	$343,318	$--	$--
Bonus	$--	$--	$--
Total Value of Payments:	$343,318	$--	$--

Compensation of Directors

On July 20, 2012 the Compensation Committee recommended, and the Board of Directors approved, changes to our standard compensation for directors effective January 1, 2012.  Effective as of January 1. 2012, our non-employee directors are entitled to receive (i) an annual cash retainer of $37,500 payable in quarterly installments of $9,375; (ii) a quarterly grant of shares of common stock equal to the number of shares determined by dividing the sum of $12,500  by the fair market value of the common stock on the date of each quarterly grant, currently set at February 15, May 15, August 15 and November 15; and (iii) an annual grant of 3,000 shares of restricted stock, with an additional 500 restricted shares granted to the Chairman of the Board annually.  In addition, the Chairman of the Board receives an additional annual cash payment of $39,500, the Chairman of the Audit Committee receives an additional annual cash payment $17,500, the Chairman of the Compensation Committee receives an additional annual cash payment of $12,000 and all other committee chairmen receive additional annual cash payments of $10,000 per committee chaired. We also pay each non-employee director a fee of $1,500 per meeting for attendance at each regularly scheduled or special meeting of the Board of Directors or committee of the Board of Directors, whether in person or telephonic.

The annual grants of restricted stock described above vest in three annual installments over three years. The annual restricted stock grants to non-employee directors were made in January of each year through 2012 and vesting commenced on the following January 1.  For 2013 and future years, the annual restricted stock grants to non-employee directors will be made as of the date of the annual meeting and will commence vesting on the anniversary of the annual meeting date.  To make up for the delayed grant date and delayed vesting in transitioning to the new annual grant schedule in 2013, on January 29, 2013 the Compensation Committee made a one-time special grant of 1,250 shares of restricted stock to each non-employee director (1,458 shares in the case of the Chairman of the Board), representing 5/12 of the normal annual restricted stock to non-employee directors. The vesting of non-employee director restricted stock is subject to the director’s continuing service on each vesting date, other than in the case of the director’s death, disability, mandatory retirement in accordance with the Company’s mandatory retirement policy for directors, or change in control of the Company in which case the restricted stock fully vests.

In addition, we reimburse the directors for travel expenses incurred in connection with their duties as directors.  Employee directors receive no compensation for service as directors.

The table below sets forth the compensation paid to our non-employee directors for 2012:

Name	Fees earned or paid in cash ($)	Stock Awards ($) (1)	Option Awards ($)	Total ($)

Thomas F. Franke	$85,500	$110,866	$--	$196,366
Harold J. Kloosterman	$96,917	$110,866	$--	$207,783
Bernard J. Korman	$119,000	$121,011	$--	$240,011
Edward Lowenthal	$88,083	$110,866	$--	$198,949
Stephen D. Plavin	$98,500	$110,866	$--	$209,366

(1)	Represents the fair value dollar amount on the grant date of the stock grants set forth below:

Name	Grant Date	Shares Awarded(1)		Grant Date Fair Value
Thomas F. Franke	1/17/2012 2/15/2012 5/15/2012 8/15/2012 11/15/2012	3,000 436 439 799 581		$ 60,870 $ 9,370 $ 9,373 $ 18,761 $ 12,492
Harold J. Kloosterman	1/17/2012 2/15/2012 5/15/2012 8/15/2012 11/15/2012	3,000 436 439 799 581	(2) (2) (2) (2) (2)	$ 60,870 $ 9,370 $ 9,373 $ 18,761 $ 12,492
Bernard J. Korman	1/17/2012 2/15/2012 5/15/2012 8/15/2012 11/15/2012	3,500 436 439 799 581		$ 71,015 $ 9,370 $ 9,373 $ 18,761 $ 12,492
Edward Lowenthal	1/17/2012 2/15/2012 5/15/2012 8/15/2012 11/15/2012	3,000 436 439 799 581		$ 60,870 $ 9,370 $ 9,373 $ 18,761 $ 12,492
Stephen D. Plavin	1/17/2012 2/15/2012 5/15/2012 8/15/2012 11/15/2012	3,000 436 439 799 581		$ 60,870 $ 9,370 $ 9,373 $ 18,761 $ 12,492

(1)
The total number of unvested shares of restricted stock held by each of our non-employee directors as of December 31, 2012 was: Messrs. Franke, Kloosterman, Lowenthal and Plavin: 6,000; and Mr. Korman: 6,999.

(2)	All of the shares awarded to Mr. Kloosterman in 2012 were deferred pursuant to the Deferred Stock Plan described below.

Deferred Stock Plan

The Board of Directors of the Company has adopted a Deferred Stock Plan that allows directors and executive officers to defer receipt of stock grants, subject to the terms of the plan and agreements approved by the Compensation Committee of the Board of Directors for such purpose.  The terms and conditions will be reflected in a deferral agreement approved by the Compensation Committee.  If a participant makes a deferral election, the deferred shares will be issued at a date or event specified in the deferral agreement.

Unless otherwise determined by the Compensation Committee, each stock grant that is deferred will accrue dividend equivalents.  The Compensation Committee may provide in the applicable agreement that dividend equivalents will be deferred along with the stock grants or may give the participant the right to elect to receive the dividend equivalents currently or defer them.  If a participant makes a deferral election, the dividend equivalents will be deferred until the date or event specified in the participant’s agreement.  The Compensation Committee may allow a participant to elect, or may require, that deferred dividend equivalents will be converted into common stock under a conversion formula or instead that the dividend equivalents will not be converted but the amount will be increased by an interest rate set by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

Thomas F. Franke, Harold J. Kloosterman, Bernard J. Korman, Edward Lowenthal and Stephen D. Plavin were members of the Compensation Committee for the year ended December 31, 2012, and during such period, there were no Compensation Committee interlocks or insider participation in compensation decisions.

AUDIT COMMITTEE MATTERS

           The Audit Committee’s purpose is to oversee the accounting and financial reporting processes of our Company, the audits of our financial statements, the qualifications of the public accounting firm engaged as our independent auditor to prepare and issue an audit report on our financial statements and the related internal control over financial reporting, and the performance of our independent auditors.  The Audit Committee has the sole authority and responsibility to select, determine the compensation of, evaluate and, when appropriate, replace our Company’s independent auditors. The Audit Committee’s function is more fully described in its revised charter, which is available on our website at www.omegahealthcare.com. The Board of Directors reviews the Audit Committee Charter annually.

    The Board of Directors has determined that each Audit Committee member is independent under the standards of director independence established under our corporate governance policies and the NYSE listing requirements and is also “independent” for purposes of Section 10A (m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, the Board of Directors has determined that Stephen Plavin is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Our Company’s independent auditor, Ernst & Young LLP, is responsible for auditing and expressing opinions on the conformity of our Company’s consolidated financial statements with accounting principles generally accepted in the United States, and the effectiveness of our Company’s internal control over financial reporting based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria).

Audit Committee Report

The Audit Committee, with respect to the audit of Omega’s 2012 audited consolidated financial statements, reports as follows:

•	The Audit Committee has reviewed and discussed our 2012 audited consolidated financial statements with Omega’s management;

•
The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T;

•
The Audit Committee has received written disclosures and the letter from Ernst & Young LLP required by the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence from Omega;

•
Based on reviews and discussions of Omega’s 2012 audited consolidated financial statements with management and discussions with Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that Omega’s 2012 audited consolidated financial statements be included in our Company’s Annual Report on Form 10-K;

•
The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all service performed by, our Company’s independent auditor. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. For each category of proposed service, the independent accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table below were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein; and

•	The Committee has also reviewed the services provided by Ernst & Young LLP discussed below and has considered whether provision of such services is compatible with maintaining auditor independence.

Audit Committee of the Board of Directors

Stephen D. Plavin
Harold J. Kloosterman
Edward Lowenthal

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditors

Ernst & Young LLP audited our financial statements for each of the years ended December 31, 2012, 2011 and 2010.  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so.  It is also expected that they will be available to respond to appropriate questions from stockholders at the Annual Meeting.  Approval of our independent auditors is not a matter required to be submitted to stockholders; however, the Board considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate practice.

Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our Company’s annual financial statements for the fiscal years 2012 and 2011 and fees billed for other services rendered by Ernst & Young LLP during those periods, all of which were pre-approved by the Audit Committee.

	Year Ended December 31,
	2012	2011
Audit Fees	$876,000	$780,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	2,000
Total	$876,000	$782,000

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered to our Company for the audit of our Company’s annual financial statements for fiscal years 2012 and 2011, the audit of the effectiveness of our Company’s internal control over financial reporting related to Section 404 of the Sarbanes-Oxley Act of 2002 for fiscal years 2012 and 2011, the reviews of the financial statements included in our Company’s Forms 10-Q for fiscal years 2012 and 2011, and services relating to securities and other filings with the SEC, including comfort letters and consents, were approximately $876,000 and $780,000, respectively.

Audit Related Fees

Ernst & Young LLP was not engaged to perform services for our Company relating to due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews, attest services that are not required by statute or regulation, or consultation concerning financial accounting and reporting standards for fiscal years 2012 and 2011.

Tax Fees

Ernst & Young LLP was not engaged to perform services to our Company relating to tax compliance, tax planning and tax advice for fiscal years 2012 and 2011, respectively.

All Other Fees

Ernst & Young LLP also billed us approximately $0 and $2,000 annually for access to an online accounting research tool in 2012 and 2011, respectively.

Determination of Auditor Independence

The Audit Committee considered the provision of non-audit services by our independent auditor and has determined that the provision of such services was consistent with maintaining the independence of Ernst & Young LLP.

Audit Committee’s Pre-Approval Policies

The Audit Committee’s current practice is to pre-approve all audit services and all permitted non-audit services to be provided to our Company by our independent auditor; provided, however, pre-approval requirements for non-audit services are not required if all such services: (1) do not aggregate to more than five percent of total revenues paid by us to our accountant in the fiscal year when services are provided; (2) were not recognized as non-audit services at the time of the engagement; and (3) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

 PROPOSAL 2 — PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITOR FOR THE FISCAL YEAR 2013

The Audit Committee has selected Ernst & Young LLP as our Company’s independent auditor for the current fiscal year, and the Board of Directors is asking stockholders to ratify that selection.  Although current law, rules and regulations, as well as the charter of the Audit Committee, require our Company’s independent auditor to be engaged, retained and supervised by the Audit Committee, the Board of Directors considers the selection of the independent auditor to be an important matter of stockholder concern and is submitting the selection of Ernst & Young LLP for ratification by stockholders as a matter of good corporate governance. However, if the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Ernst & Young LLP.  Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interest of us and our stockholders.  Information concerning the services Ernst & Young LLP provided to us can be found beginning on page 36 above.

Voting Required for Approval

The affirmative vote of holders of a majority of all votes cast on the matter is required to ratify the selection of Ernst & Young LLP as our Company’s independent auditor for the current fiscal year.  Accordingly, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on any of these proposals.

Recommendation of the Board

           The Board of Directors and the members of the Audit Committee unanimously recommend a vote FOR the proposal to ratify the selection of Ernst & Young LLP as our independent auditor for the fiscal year 2013.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background on Advisory Vote

Federal legislation (Section 14A of the Exchange Act) requires that we include in this Proxy Statement a non-binding stockholder vote on our executive compensation as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

Our Compensation Program

As described more fully in our CD&A and the related tables and narrative, we design our executive compensation program to reward, retain and, in the case of new hires, attract executives to support our business strategy, achieve our short and long-term goals, and provide continued success for our customers, stockholders, employees and communities. At the core of our executive compensation program is our pay-for-performance philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles.

Our Compensation Committee has historically engaged in a comprehensive review of our executive compensation program approximately every three years in connection with establishing the performance goals for multi-year incentive awards and implementing new employment agreements with our named executive officers.  As a result of the most recently completed review in 2010, the Compensation Committee implemented a restructured executive compensation program in late 2010 and early 2011 as described in CD&A above.  The compensation program for 2010-2013 and incentive awards thereunder were also described in the CD&A included in the Company’s proxy statement for its 2011 and 2012 annual meetings of stockholders, at which approximately 99% and 72%, respectively, of the votes cast voted to approve the Company’s executive compensation in the advisory “Say-on-Pay” vote.  The Compensation Committee considered these results as well as  and believes the voting results reflect strong stockholder support for the Company’s executive compensation. As such, the Company did not materially change its approach to executive compensation in 2012. As more fully described in CD&A above, the Company is in the process of designing its executive compensation program for 2014 forward, and plans to move from  its current practice of granting long-term incentives once approximately every three years to annual grants of long-term incentives including performance awards for rolling three-year performance cycles.

    We urge you to read the CD&A section of this Proxy Statement and the tables and narrative for the details on the Company’s executive compensation, including the compensation of our named executive officers for 2012 pursuant to the compensation program originally implemented in January 2011. In addition, we believe that stockholders should note the following in evaluating our executive compensation program:

•	Our compensation programs emphasize pay for performance, such that the interests of the named executive officers, including the Chief Executive Officer, are aligned with the interests of stockholders:

o
We implemented a three-year equity compensation program for 2011-2013 designed to provide 50% of each executive officer’s equity compensation opportunity for the three-year period ending December 31, 2013 in the form of PRSUs, with the actual number of shares earned based on Total Shareholder Return (“TSR”).

o
50% of each executive officer’s performance-based equity compensation for the 2011-2013 performance period at target is based on TSR for the three-year period ending December 31, 2013, with absolute TSR weighted 75% and relative TSR weighted 25% and measured against the MSCI U.S. REIT Index.

o
The other 50% of each executive officer’s performance-based equity compensation for the 2011-2013 performance period at target is represented by annual performance units based on absolute TSR for each of 2011, 2012 and 2013.

o
The time-based restricted stock portion of the 2011-2013 compensation program is subject to three-year cliff vesting on December 31, 2013, except in the case of death, disability, termination without cause or resignation for good reason.  Unlike restricted stock grants at many companies, our restricted stock awards do not vest ratably over the term, but will generally only be earned if the executive remains employed on December 31, 2013.

o	At least 70% of each officer’s annual cash bonus opportunity is based on objective performance metrics.

•	Our Compensation Committee has established appropriately challenging performance goals for the PRSUs for the 2011-2013 performance periods:

	Threshold	Target	High
Absolute TSR-Based Performance Units	8%	10%	12%
TSR (annualized and compounded annually for themulti-year PRSUs)
Relative TSR-Based Performance Units	50th	65th	80th
Percentile vs. Peer Group

•	Change in control benefits are only payable on a double trigger basis (i.e., following both a change in control and a qualifying termination of employments).

•	The Company has a long-term record of generating shareholder return and dividend growth.

•
In December 2011, we obtained an investment grade credit rating from Standard & Poor’s Rating Services on our long-term unsecured debt. In 2012, we obtained an investment grade credit rating from Fitch Ratings on our long-term unsecured debt. This reflects our prudent management of our balance sheet and reduces our borrowing costs going forward.

•	The Compensation Committee is advised by an independent compensation consultant who provides no other services to the Company.

•	The Company has implemented majority voting in the election of directors.

Proposed Vote

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

RESOLVED, that the Company’s stockholders approve the compensation of the Company’s named executive officers as described in this Proxy Statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.

Because the vote is advisory, it will not be binding upon the Board of Directors, the Compensation Committee or the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome on this proposal; however, the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

Voting Required for Approval

Approval, on an advisory basis, of the compensation of our named executive officers will be decided by a majority of the votes cast by all stockholders entitled to vote.  Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

PROPOSAL 4 – APPROVAL OF 2013 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the Company’s 2013 Stock Incentive Plan  (the “2013 Plan”).

The 2013 Stock Incentive Plan is a comprehensive incentive compensation plan that allows for various types of equity-based compensation, including restricted stock units (including performance-based restricted stock units), stock awards (including restricted stock), deferred restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights and certain cash-based awards (including performance-based cash awards). The purposes of the 2013 Plan are to (a) to provide incentives to officers, employees, directors and consultants of the Company and its affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company, (b) encourage stock ownership by officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of our common stock, or to receive compensation which is based upon appreciation in the value of our common stock, and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

The 2013 Plan is an amendment and restatement of, and upon stockholder approval will replace, the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan (the “2004 Plan”). The total number of shares of our common stock that were authorized for issuance under the 2004 Plan was three million (3,000,000) and this number has not been increased since the 2004 Plan was approved by stockholders in April 2004. As of April 17, 2013, 523,046 shares are subject to outstanding awards under the 2004 Plan (of which 496,979 shares relate to our outstanding performance restricted stock unit awards) and 604,197 shares remain available for future awards under our 2004 Plan.  From the shares remaining available under the 2004 Plan, we expect to issue 21,500 shares of restricted stock on the date of the Annual Meeting and shares valued at $87,500 on or about May 15, 2013 pursuant to our non-employee director compensation program.

The Company’s 2000 Stock Incentive Plan, under which 559,960 shares of common stock remain reserved for future issuance, will be terminated upon stockholder approval of the 2013 Plan. As a result, the shares reserved under the 2013 Plan will be the only shares reserved for issuance in connection with equity compensation following stockholder approval of the 2013 Plan.

We wish to increase the number of shares available for issuance as equity compensation to be able to offer appropriate equity incentives going forward. Approval of the 2013 Plan would result in a 3,000,000 share increase in the number of shares of our common stock currently reserved for issuance under our 2004 Plan. We are seeking to reserve these additional shares for issuance as equity compensation because our executive compensation program heavily relies on the use of performance awards where the number of shares actually earned and issued varies substantially based on performance.  In order to appropriately motivate and incentivize our employees, the performance awards are structured to provide the opportunity for greater awards for higher performance. As a result, the Company needs to reserve sufficient shares for issuance for issuance at the high performance level, even though actual performance may vary from year to year.  For example, while the annual PRSUs for 2012 were earned at the high performance level, no shares were issued under the 2011 annual PRSUs. However, the Company needs to have enough shares available for issuance in the event outstanding awards are earned in full.

The 2013 Plan also adds some new performance goals to facilitate the ability of the Compensation Committee to structure and award performance-based compensation that will qualify for a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

NYSE listing requirements require that we submit the 2013 Plan to our stockholders for approval. In addition, Internal Revenue Code rules require that we obtain stockholder approval of the 2013 Plan in order to be able to issue incentive stock options under the 2013 Plan. Finally, Internal Revenue Code rules require that we obtain stockholder approval every five years of the performance goals available under the plan in order to be able to receive a deduction for certain qualified performance-based compensation as discussed below under the heading “Potential Limitation on Company Deductions.” The performance goals under the 2004 Plan were last approved in May 2008, hence stockholder approval of the 2013 Plan performance goals is needed at the 2013 Annual Meeting in order for the Company to be able to receive a deduction for certain qualified performance-based compensation.

Our Board of Directors has approved the 2013 Plan, subject to stockholder approval of the 2013 Plan. If approved by the stockholders, the 2013 Plan will become effective June 6, 2013 (the “Effective Date”). The following description of the 2013 Plan is qualified in its entirety by reference to the applicable provisions of the 2013 Plan document, which is attached as Annex A to this proxy statement.

Certain Provisions of the 2013 Plan

In addition to the description below, we believe that stockholders should note that the 2013 Plan includes the following provisions:

•	The exercise price of options and stock appreciation rights cannot be less than the fair market value of the common stock on the date of grant.

•	Options and stock appreciation rights may not be repriced or exchanged for awards with a lower exercise price after grant.

•	Dividend equivalent rights cannot apply to options or stock appreciation rights.

•	Awards are subject to forfeiture to the extent provided in any clawback policy adopted by the Company.

In considering voting on the 2013 Plan, we also urge stockholders to note the factors regarding our executive compensation program and pay-for-performance practices highlighted under Proposal 3 – Advisory Vote on Executive Compensation above.

Material Changes in the 2013 Plan

The 2013 Plan makes a number of changes to the 2004 Plan. The primary changes are summarized below:

•
The 2013 Plan increases the number of shares of common stock available for issuance under the 2004 Plan by 3,000,000 shares.  Shares attributable to awards which are forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of common stock (including shares that are (a) tendered or withheld to pay the exercise price of options, (b) withheld or remitted to satisfy the tax withholding on awards, or (c) in excess of the number of the number of shares to which a stock appreciation right relates over the number of shires issued upon exercise of the stock appreciation right) are again available for grant under the 2013 Plan. The maximum number of shares that can be made subject to the grant of incentive stock options is the maximum number of shares available under the 2013 Plan.

•
The 2013 Plan adds the following three new performance goals that can be used for purposes of being able to allow the Company to receive a deduction for certain qualified performance-based compensation: tenant quality measures (including uncollected rent as a percentage of gross revenue), leverage measures (including funded debt divided by total asset values), and credit ratings issued by rating agencies.

•
The 2013 Plan clarifies that the limitations on the amounts of grants for purposes of Section 162(m) of the Internal Revenue Code as set forth under the heading below “Limits on Grants,” but increases the maximum amount of performance awards that are not determined by reference to a number of shares of common stock that can be paid in a year to an employee to three million dollars ($3,000,000). Under the 2004 Plan, the annual limit for performance awards payable in cash to an employee was two million ($2,000,000).

•	Under the 2013 Plan, dividend equivalent rights cannot apply to stock options or stock appreciation rights.

•
The 2013 Plan provides that the exercise price of stock appreciation rights cannot be less than the fair market value of the common stock on the date of grant, and that stock appreciation rights may not be repriced or exchanged for awards with a lower exercise price after grant.

•	Under the 2013 Plan, awards are subject to forfeiture to the extent provided in any clawback policy adopted by the Company.

•
The 2004 Plan provided that in general, awards are not transferable or assignable, except by the laws of descent and distribution, but allows the Compensation Committee to waive this rule. The 2013 Plan preserves these rules, but also provides that the Committee may not allow a participant to transfer an award for value.

•
The 2004 Plan provided that the Board of Directors may amend or terminate the plan but may condition any amendment on stockholder approval. The 2013 Plan preserves this rule but also provides that the Board of Directors will obtain stockholder approval for any amendment that increases the number of shares available under the plan (except for proportional adjustments in connection with recapitalizations and other transactions), materially expands the classes of individuals eligible to receive awards, materially expands the type of awards available under the plan, or  would otherwise require stockholder approval under the rules of the applicable stock exchange.

•
The 2013 Plan deletes the provision from the 2004 Plan that provided for a grant of an option to acquire 10,000 shares to each new non-employee director and an annual grant of an option to acquire 1,000 shares thereafter. The Compensation Committee approved these changes effective as of January 1, 2012 and January 1 2007, respectively, and these changes will apply regardless of whether the stockholders approve the 2013 Plan.

SUMMARY OF OTHER PROVISIONS OF THE 2013 PLAN

Eligibility

Awards under the 2013 Plan may be granted to our officers, employees, directors, and consultants, or any of our affiliates; provided, however, that incentive stock options may be granted only to our employees or employees of our subsidiaries.

Administration

Awards under the 2013 Plan will be granted, and the terms and conditions of awards will be determined, by the Compensation Committee.

Code Section 162(m) requires that the members of the Compensation Committee must be “outside directors.”  To qualify as an outside director, the director cannot be a current employee of Omega, a former employee of Omega who receives compensation for prior services, a current or former officer of Omega, or receive remuneration from Omega either directly or indirectly in any capacity other than a director.  The members of our Compensation Committee qualify as outside directors under these regulations.

Awards

The 2013 Plan permits the Compensation Committee to grant various types of equity-based compensation, including restricted stock units (including performance-based restricted stock units), stock awards (including restricted stock), deferred restricted stock units, incentive stock options, non-qualified stock options, stock appreciation rights, dividend equivalent rights, performance awards and certain cash-based awards (including performance awards).

The type and amount of each award and to whom each award is granted shall be determined by the Compensation Committee, subject to the provisions of the 2013 Plan. Awards may be made exercisable or settled at such prices and may be made terminable under such terms as are established by the Compensation Committee, to the extent not otherwise inconsistent with the terms of the 2013 Plan.

The terms of particular awards may provide that they terminate, among other reasons, upon the holder's termination of employment or other status with respect to the Company, upon a specified date, upon the holder's death or disability, or upon the occurrence of a change in control of the Company. Awards may also include exercise, conversion or settlement rights to a holder's estate or personal representative in the event of the holder's death or disability.  At the Compensation Committee's discretion, awards that are held by an individual who terminates service may be cancelled, accelerated, paid or continued, subject to the terms of the applicable award agreement and to the provisions of the 2013 Plan. After the date of grant, the Committee may modify the terms and conditions of an award, except to the extent the modification would be inconsistent with the 2013 Plan.

Limits on Grants

To the extent required under Code Section 162(m) for compensation that is intended to be qualified performance-based compensation to so qualify:

(a)           stock options and stock appreciation rights that may be granted during any year to an employee may not relate to more than one million one hundred thousand (1,100,000) shares of common stock;

(b)           awards (other than stock options or stock appreciation rights) that are either payable in common stock or determined by reference to a number of shares of common stock  that can be granted during any year to an employee may not exceed one million one hundred thousand (1,100,000) shares or the fair market value determined as of the date of payment of one million one hundred thousand (1,100,000) shares; and

(c)           performance awards that are not determined by reference to a number of shares of common stock that can be paid in cash in any calendar year to an employee may not exceed three million dollars ($3,000,000).

Stockholder approval of these limits will provide the Compensation Committee with the flexibility to structure awards that qualify as performance-based compensation under Code Section 162(m).

Qualified Performance Goals

The Compensation Committee may, but is not required to, make the vesting or payment of an award contingent upon achievement of performance goals that are intended to qualify the award as performance-based compensation within the meaning of Code Section 162(m). These performance goals for which we are seeking stockholder approval, are listed below:

(i)           earnings per share;
(ii)           operating cash flow;
(iii)           cash available;
(iv)           net income;
(v)           revenue;
(vi)           total shareholder return;
(vii)           return on invested capital;
(viii)           return on shareholder equity;
(ix)           return on assets;
(x)           return on common book equity;
(xi)           market share;
(xii)           economic value added;
(xiii)           operating margin;
(xiv)           stock price;

(xv)    operating income;
(xvi)    EBIT or EBITDA;
(xvii)    funds from operations or adjusted funds from operations;
(xviii)    expenses or operating expenses;
(xix)    productivity of employees as measured by revenues, costs, or earnings per employee;
(xx)    cost reduction goals;
(xxi)    tenant quality measures, including uncollected rent as a percentage of gross revenue;
(xxii)     leverage measures, including funded debt divided by total asset values;
(xxiii)     credit rating issued by ratings agencies; and
(xxiv)    any combination of the foregoing.

The Compensation Committee may apply any of the foregoing either individually or in combination, to Omega as a whole or to a business unit or affiliate, and may measure achievement of the goals either quarterly, annually, or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to results for previous quarters or years or to a designated comparison group.

The Compensation Committee may adjust any evaluation of performance under a performance goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs, litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of a tax deduction to us pursuant to Section 162(m) of the Code, if applicable.

The 2004 Plan already contained the performance goals listed above (except for those in clauses xxi through xxiii) and gave the Compensation Committee the ability to make the adjustments described above. The 2013 Plan expands the categories of performance goals.

Options

Options may be made exercisable at a price not less than the “fair market value” (as defined in the 2013 Plan) of our common stock on the date that the option is awarded. Except for adjustments in the event of a recapitalization or similar event, the option exercise price may not be reduced after the date of grant of an option and no option may be cancelled or surrendered in exchange for an option with a lower exercise price.

The Compensation Committee may permit an option exercise price to be paid in cash or by the delivery of previously-owned shares of our common stock, or to be satisfied through a cashless exercise executed through a broker or by having a number of shares of our common stock otherwise issuable at the time of exercise withheld. The 2013 Plan permits the grant of both incentive and non-qualified stock options.

Stock Appreciation Rights

Stock appreciation rights may be made exercisable at a price not less than the “fair market value” (as defined in the 2013 Plan) of our common stock on the date that the stock appreciation rights are awarded. Except for adjustments in the event of a recapitalization or similar event, the stock appreciation rights exercise price may not be reduced after the date of grant of the stock appreciation rights and no stock appreciation rights may be cancelled or surrendered in exchange for stock appreciation rights with a lower exercise price. Stock appreciation rights may be granted separately or in connection with another award, and the Compensation Committee may provide that they are exercisable at the discretion of the holder or that they will be paid at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of our common stock or in cash, according to terms established by the Compensation Committee with respect to any particular award.

Stock Awards

The Compensation Committee may grant shares of our common stock, subject to such restrictions and conditions, if any, as the Compensation Committee shall determine.

Performance Awards

Performance awards entitle the participant to receive, at a specified future date or event, payment of an amount equal to, either the value of a specified or determinable number of units stated in terms of a designated or determinable dollar amount per unit or a percentage or multiple of a specified dollar amount determined by the Compensation Committee, and payment will be subject to such conditions or restrictions as the Compensation Committee shall determine, including achievement of specified performance goals, and shall be payable in cash or shares of our common stock, as the Compensation Committee may determine.  The 2013 Plan provides the Compensation Committee with flexibility to structure cash bonuses to qualify as performance awards and as performance-based compensation under Code Section 162(m).

Other Awards

Restricted stock unit, deferred restricted stock unit and dividend equivalent right awards may be granted with respect to such number of shares of our common stock and may be subject to such conditions or restrictions as the Compensation Committee shall determine and shall be payable in cash or shares of our common stock as the Compensation Committee may determine. Restricted stock unit awards entitle the participant to receive at a future specified date or event a determinable number of shares of common stock or the cash value thereof, subject to factors determined by the Compensation Committee, including at the discretion of the Committee performance criteria that must be achieved or that depending on the level of achievement will affect the number of shares earned. Deferred restricted stock units are issued if a participant elects or the Compensation Committee requires a participant to defer the receipt of common stock attributable to an award, and are payable at a specified date or upon a specified event in shares of common stock or the cash value thereof.

Recapitalizations and Reorganizations

The number of shares of our common stock reserved for issuance in connection with the grant or settlement of Awards, to which an Award is subject and the number of shares permitted per employee per year pursuant to specified awards as provided above under the heading “Limits on Grants,” and the exercise price of each option are subject to proportional adjustment by the Compensation Committee in the event of any recapitalization of our company or similar event effected without receipt of consideration.

In the event of certain corporate reorganizations, Awards may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Compensation Committee, provided such adjustment is not inconsistent with the express terms of the 2013 Plan or the applicable award agreement.

Federal Income Tax Information

The following discussion outlines generally the federal income tax consequences of participation in the amended 2013 Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2013 Plan.

Non-Qualified Options

A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of our common stock on the date the option is exercised over the price paid for our common stock, and we will then be entitled to a corresponding deduction.

Depending upon the period shares of our common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options

A participant who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells our common stock purchased pursuant to the option. The participant will be taxed on the difference between the price he or she paid for our common stock and the amount for which he or she sells our common stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the participant will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and we will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

Stock Awards

A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a “substantial risk of forfeiture,” as defined in the Code. However, when the shares of our common stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk of forfeiture, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and we will then be entitled to a corresponding deduction. However, if a participant so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and we also will be entitled to a corresponding deduction at that time.

Other Awards

A participant will not recognize income upon the grant of certain equity incentives such as restricted stock units, deferred restricted stock units, performance awards, stock appreciation rights or dividend equivalent rights. Generally, at the time a participant receives payment under any such award, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of our common stock received, and we will then be entitled to a corresponding deduction.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to equity compensation, when combined with cash compensation and all other types of compensation received by a covered employee from the company, may cause this limitation to be exceeded in any particular year.  Compensation that qualifies under Code Section 162(m) as “qualified performance-based compensation” is exempt from the deduction limitation.  In accordance with Treasury Regulations issued under Section 162(m), qualified performance-based compensation is compensation that meets the following requirements:

i.	the compensation is payable only upon attainment of pre-established, objective performance goals;

ii.	the performance goals under which the compensation is paid must be established by a compensation committee comprised solely of two or more outside directors; and

iii.	the material terms of the performance goals under which compensation can be paid are approved by the stockholders of the corporation.

Stock options and stock appreciation rights are deemed to satisfy the requirement in clause (i) above if the grant is made by the compensation committee, the plan under which the option or right is granted states the maximum number of shares subject to options or rights that may be granted during a specified period to any employee, and the option or right strike price is set at the fair market value of the underlying stock as of the date of grant. Stock options and stock appreciation rights under the 2013 Plan are intended to meet these conditions.

The 2013 Plan that we are asking you to approve expands the Compensation Committee’s ability to structure awards that qualify as performance-based compensation under Code Section 162(m), by expanding the available performance goals and increasing the annual limit for cash performance awards as described above. However, even if the stockholders vote to approve the 2013 Plan, the Compensation Committee will have the ability to structure awards under the 2013 Plan that do not qualify as qualified performance-based compensation, and thus there can be no assurance that all awards under the Plan will be treated as qualified performance-based compensation under Code Section 162(m) and tax-deductible to the Company.

Although the Company is generally not subject to federal income tax liability so long as the Company continues to qualify as a real estate investment trust (subject to certain exceptions), the Company believes that qualifying compensation as performance-based under Code Section 162(m) is desirable. If the deduction for a portion of the compensation we pay to our covered executives is limited by the provisions of Code Section 162(m), our taxable income will increase by the amount so limited, and we would be required to increase the amount of dividends we pay in order to avoid paying corporate income tax on the disallowed amount. While we would not expect the amount of any such disallowance to be material, our ability to pay dividends at any such point in time could be limited by any number of factors including insufficient cash flow generated by operations, limitations contained in existing loan agreements, or other factors. Accordingly, the Board of Directors believes it is in the best interests of the Company to seek stockholder approval of the 2013 Plan in order for the Compensation Committee to have the ability to structure potential executive compensation that could exceed $1 million as tax-deductible under  Code Section 162(m).

If the 2013 Plan is not approved by our stockholders, we intend to continue to grant cash bonuses and other awards, but some of these awards that would otherwise be deductible if the 2013 Plan were approved may not be deductible under Code Section 162(m).

Equity Compensation Plan Information

The table below sets forth information regarding shares issuable under our equity compensation plans as of December 31, 2012.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	394,794	$—	1,297,509

Equity compensation plans not approved by security holders	—	—	—

Total	394,794	$—	1,297,509

(1)
Includes (i) a maximum of 372,735 shares that could be earned under PRSUs outstanding as of December 31, 2012 based on absolute and relative TSR calculated as of December 31, 2013, and (ii) 22,059 shares associated with deferred compensation as of December 31, 2012.

(2)	No exercise price is payable with respect to the performance restricted stock units or deferred shares.
(3)	Reflects shares of common stock remaining available for future awards under our 2000 and 2004 Stock Incentive Plans as of December 31, 2012.

Voting Required for Approval

For the 2013 Plan to be approved, the number of “for” votes cast at the meeting for this proposal must be at least a majority of all votes cast on the proposal and the total number of votes cast with respect to this proposal must represent more than 50% of all of the shares entitled to vote on the proposal. For purposes of the vote on Proposal 4, abstentions and broker non-votes will not be counted as shares entitled to vote and will have no effect on the results of the vote.

Recommendation of the Board

Accordingly, our Board of Directors unanimously recommends that the stockholders vote “FOR” this Proposal 4, the proposal to approve the 2013 Plan.

STOCKHOLDER PROPOSALS

December 26, 2013 is the date by which proposals of stockholders intended to be presented at the 2014 Annual Meeting of Stockholders must be received by us for inclusion in our proxy statement and form of proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

If a stockholder wishes to present a proposal at our  annual meeting or to nominate one or more directors and the proposal is not intended to be included in our proxy statement related to that meeting, the stockholder must give advance written notice to us prior to the deadline for such meeting determined in accordance with our Amended and Restated Bylaws, which were attached as Exhibit 3.1 to our Form 8-K filed with the SEC on April 20, 2011 (our “Amended and Restated Bylaws”).  In general, our Amended and Restated Bylaws provide such notice should be addressed to our Secretary and be received at our principal executive office no fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, except in certain circumstances.  For purposes of our 2014 Annual Meeting of Stockholders, such notice must be received not later than March 8, 2013 nor earlier than February 7, 2013.  These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.  Our Amended and Restated Bylaws set out specific requirements that such stockholders and written notices must satisfy.  Any stockholder filing a written notice of nomination for director must describe various matters regarding the nominee and the stockholder and the underlying beneficial owner, if any, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any relevant understandings or arrangements between the stockholder and beneficial owner, if any. Any stockholder filing a notice to bring other business before a stockholder meeting must include in such the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters.

EXPENSES OF SOLICITATION

The total cost of this solicitation will be borne by us. In addition to use of the mails, proxies may be solicited by our directors, officers and regular employees of our Company personally and by telephone or facsimile. We may reimburse persons holding shares in their own names or in the names of the nominees for expenses such persons incur in obtaining instructions from beneficial owners of such shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. SEC regulations require these individuals to give us copies of all Section 16(a) forms they file.

Based solely on our review of forms that were furnished to us and written representations from reporting persons, we believe that the executive officers, directors and more than 10% stockholders complied with all filing requirements under Section 16(a) during the year ended December 31, 2012, except that Mr. Korman filed one Form 4 report late relating to one transaction.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Notices, and if applicable, proxy materials, with respect to two or more stockholders sharing the same address by delivering a single Notice to the stockholders at that address. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs. Some brokers household Notices and proxy materials, if applicable, by delivering a single Notice and proxy materials, if applicable, to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice, or proxy materials, if applicable, or if you are receiving multiple copies of the Notice or proxy materials, if applicable, and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Omega Healthcare Investors, Inc., 200 International Circle, Suite 3500, Hunt Valley, MD 21030, or by calling our Investor Relations Department at 866-99-OMEGA.

OTHER MATTERS

The Board of Directors knows of no other business that may be validly presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on said matters in accordance with their best judgment.

/s/    C. TAYLOR PICKETT
Chief Executive Officer

April 22, 2013
Hunt Valley, Maryland

ANNEX A

OMEGA HEALTHCARE INVESTORS, INC.
2013 STOCK INCENTIVE PLAN

OMEGA HEALTHCARE INVESTORS, INC.
2013 STOCK INCENTIVE PLAN

TABLE OF CONTENTS
SECTION 1. DEFINITIONS		1
1.1	DEFINITIONS	1
SECTION 2. THE STOCK INCENTIVE PLANAWARD PLAN		5
2.1	PURPOSE OF THE PLAN	5
2.2	STOCK SUBJECT TO THE PLAN	5
2.3	ADMINISTRATION OF THE PLAN	6
2.4	ELIGIBILITY AND LIMITS	6
SECTION 3. TERMS OF AWARDS		7
3.1	TERMS AND CONDITIONS OF ALL AWARDS	7
3.2	TERMS AND CONDITIONS OF OPTIONS	8
(a)	Option Price	8
(b)	Option Term	9
(c)	Payment	9
(d)	Conditions to the Exercise of an Option	9
(e)	Termination of Incentive Stock Option	10
(f)	Special Provisions for Certain Substitute Options	10
3.3	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS	10
(a)	Settlement	10
(b)	Conditions to Exercise	11
3.4	TERMS AND CONDITIONS OF STOCK AWARDS	11
3.5	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS	11
(a)	Payment	11
(b)	Conditions to Payment	11
3.6	TERMS AND CONDITIONS OF PERFORMANCE AWARDS	12
(a)	Payment	12
(b)	Conditions to Payment	12
3.7	TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS	12
(a)	Payment	12
(b)	Conditions to Payment	12
3.8	TERMS AND CONDITIONS OF DEFERRED RESTRICTED STOCK UNITS	13
(a)	Payment	13
(b)	Conditions to Payment	13
3.9 TREATMENT OF AWARDS UPON TERMINATION OF EMPLOYMENT OR SERVICE		13
SECTION 4. RESTRICTIONS ON STOCK		13
4.1	ESCROW OF SHARES	13
4.2	RESTRICTIONS ON TRANSFER	14
SECTION 5. GENERAL PROVISIONS		14
5.1	WITHHOLDING	14
5.2	CHANGES IN CAPITALIZATION; MERGER; LIQUIDATION	14
5.3	CASH AWARDS	15
5.4	COMPLIANCE WITH CODE	16
5.5	RIGHT TO TERMINATE EMPLOYMENT OR SERVICE	16
5.6	NON-ALIENATION OF BENEFITS	16
5.7	RESTRICTIONS ON DELIVERY AND SALE OF SHARES; LEGENDS	16
5.8	CLAWBACK	16
5.9	LISTING AND LEGAL COMPLIANCE	17
5.10	TERMINATION AND AMENDMENT OF THE PLAN	17
5.11	STOCKHOLDER APPROVAL	17
5.12	CHOICE OF LAW	17
5.13	EFFECTIVE DATE OF PLAN	17

-i & ii-

OMEGA HEALTHCARE INVESTORS, INC.
2013 STOCK INCENTIVE PLAN

SECTION  1.  DEFINITIONS

1.1           Definitions.  Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)           “Affiliate” means:

(1)           Any Subsidiary,

(2)           An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3)           Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate,” as determined in the sole discretion of the Company.

(b)           “Award” means, individually and collectively, Deferred Restricted Stock Units, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(c)           “Award Agreement” means an agreement between the Company and a Participant or other documentation evidencing any Award granted under the Plan.

(d)           “Award Program” means a written program established by the Committee, pursuant to which Awards are granted under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(e)           “Board of Directors” means the board of directors of the Company.

(f)           “Code” means the Internal Revenue Code of 1986, as amended.

(g)           “Committee” means the Compensation Committee of the Board of Directors.

(h)           “Company” means Omega Healthcare Investors, Inc., a Maryland corporation.

(i)           “Deferred Restricted Stock Unit” refers to the rights described in Section 3.8.

(j)           “Disability” has the meaning provided in the applicable Award Agreement, or if defined by reference to the Plan, provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant.  If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time.  In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(k)           “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(l)           “Effective Date” has the meaning set forth in Section 5.12.

(m)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(n)           “Fair Market Value” with regard to a date means:

(1)           If the shares of Stock are actively traded on any national securities system or any nationally recognized quotation or market system, the price at which Stock shall have been sold on such date or the last trading date prior to that date as reported by the exchange or system selected by the Committee on which the shares of Stock are then actively traded.

(2)           if the shares of Stock are not actively traded on any such exchange or system but are reported by such exchange or system, the price of Stock for such date or the last trading day prior to that date as reported by such exchange or system.

(3)           if the shares of Stock are not actively traded or reported on any such exchange or system, the fair market value of the Stock as of such date as determined by the Committee determined by the reasonable application of a reasonable valuation method as most recently determined (but in no event more than twelve (12) months earlier), but taking into account the facts and circumstances as of such date.

For purposes of Paragraphs (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average of the high and low prices as of the indicated date or for a period certain ending on such date, the price determined at the time, or immediately before or immediately after, the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value; provided, however, that for purposes of granting Nonqualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(o)           “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

(p)           “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

(q)           “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(r)           “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(s)           “Participant” means an individual who receives an Award hereunder.

(t)           “Performance Award” refers to a performance award as described in Section 3.6.

(u)           “Performance Goals” means any one or more of the following performance goals, intended by the Committee to constitute objective goals for purposes of Code Section 162(m), either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group or index, in each case as specified by the Committee in the Award:

(i)	earnings per share;

(ii)	operating cash flow;

(iii)	cash available;

(iv)	net income;

(v)	revenue;

(vi)	total shareholder return;

(vii)	return on invested capital;

(viii)	return on shareholder equity;

(ix)	return on assets;

(x)	return on common book equity;

(xi)	market share;

(xii)	economic value added;

(xiii)	operating margin

(xiv)	stock price;

(xv)	operating income;

(xvi)	EBIT or EBITDA;

(xvii)	funds from operations or adjusted funds from operations;

(xviii)	expenses or operating expenses;

(xix)	productivity of employees as measured by revenues, costs, or earnings per employee;

(xx)	cost reduction goals;

(xxi)	tenant quality measures, including uncollected rents as a percentage of gross revenue;

(xxii)	leverage measures, including funded debt divided by total asset values;

(xxiii)	credit ratings issued by ratings agencies; or

(xxiv)	any combination of the foregoing.

The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R, amortization of acquired technology and intangibles, asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non-recurring or infrequent in occurrence, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable.

(v)           “Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.

(w)           “Plan” means the Omega Healthcare Investors, Inc. 2013 Stock Incentive Plan, which is an amendment and restatement of the Prior Plan.

(x)           “Prior Plan” means the Omega Healthcare Investors, Inc. 2004 Stock Incentive Plan effective as of April 20, 2004, as amended May 22, 2008

(y)           “Restricted Stock Unit” refers to the rights described in Section 3.7.

(z)           “Stock” means Company’s common stock.

(aa)           “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(bb)           “Stock Award” means a stock award described in Section 3.4.

(cc)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.  A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(dd)           “Termination of Employment” means the termination of the employee-employer relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement.  The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION  2.  THE STOCK INCENTIVE PLAN

2.1           Purpose of the Plan.  The Plan is intended to (a) provide incentive to officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

2.2           Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, a number of shares of Stock equal to the sum of (a) the number of shares of Stock subject to outstanding Awards under the Prior Plan immediately before the Effective Date, (b) the number of shares authorized and available for issuance of future Awards under the Prior Plan immediately before the Effective Date, and (c) three million (3,000,000) shares of Stock are hereby reserved exclusively for issuance upon exercise or payment pursuant to Awards.  Up to one hundred percent (100%) of the shares of Stock reserved for issuance pursuant to Awards are permitted (but are not required) to be issued pursuant to Incentive Stock Options. The shares of Stock attributable to any portion of an Award that is forfeited, cancelled, expired, terminated or paid or settled in cash or otherwise without the issuance of shares of Stock for any reason without becoming vested, paid, exercised, converted or otherwise settled in full in shares of Stock will again be available for purposes of the Plan, including without limitation, shares of Stock that are (i) tendered or withheld to pay the exercise price of Options, (ii) withheld or remitted to satisfy the tax withholding on Awards, or (iii) in excess of the number of shares of Stock to which a Stock Appreciation Right relates over the number of shares of Stock issued upon exercise of the Stock Appreciation Right.

2.3           Administration of the Plan.  The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Awards will be granted and the terms and provisions of Awards, subject to the Plan.  Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants.

2.4           Eligibility and Limits.  Awards may be granted only to officers, employees, directors, and consultants of the Company, or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as at the date an Incentive Stock Option is granted) of stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s).  Notwithstanding any other provision hereof, the following limitations in this Section shall apply only to the extent required under Section 162(m) of the Code and the regulations thereunder for compensation that is intended to qualify as qualified performance-based compensation to so qualify. The maximum number of shares of Stock with respect to which Options and Stock Appreciation Rights may be granted during any calendar year period to any employee may not exceed 1,100,000.  If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 3.1.  If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable.  If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 3.1. Awards (other than Options or  Stock Appreciation Rights) that are payable in Stock or determined by reference to a number of shares of Stock that are granted during any calendar year to any employee may not exceed One Million One Hundred Thousand (1,100,000) shares of Stock or the Fair Market Value, determined at the date of payment, of One Million One Hundred Thousand (1,100,000) shares of Stock.  The maximum aggregate dollar amount that may be paid in any calendar year to an employee with respect to Performance Awards that are not determined by reference to a number of shares of Stock and are payable in cash may not exceed Three Million Dollars ($3,000,000).

SECTION  3.  TERMS OF AWARDS

3.1           Terms and Conditions of All Awards.

(a)           The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)           Each Award will either be evidenced by an Award Agreement in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award, or be made subject to the terms of an Award Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals or other performance criteria, if any, that must be achieved as a condition to vesting or settlement of the Award.  Performance Goals, if any, shall be established before twenty-five percent (25%) of the Performance Period has elapsed, but in no event later than within ninety (90) days after the first day of a Performance Period.  At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain.  If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goals are not based solely on the increase in the Fair Market Value of the Stock, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable. Each Award Agreement or Award Program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award Program that are inconsistent with the Plan are null and void.  To the extent an Award is subject to Performance Goals with the intent that the Award constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting, modifying, and settling such Award.  The Committee may, but is not required to, structure any Award so as to qualify as performance-based compensation under Code Section 162(m).

(c)           The date as of which an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares covered by the Award, and has taken all such other actions necessary to complete the grant of the Award or such later date as may be specified in the approval of the Award.

(d)           Any Award may be granted in connection with all or any portion of a previously or contemporaneously granted Award.  Exercise or vesting of an Award granted in connection with another Award may result in a pro rata surrender or cancellation of any related Award, as specified in the applicable Award Agreement or Award Program.

(e)           Awards are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution applicable to the Participant; provided, however, that the Committee may waive any of the provisions of this Section or provide otherwise as to any Awards other than Incentive Stock Options, but the Committee may not allow a Participant to transfer an Award for value.

(f)           The Committee may establish rules and procedures to permit or require a holder of a Award to defer recognition of taxable income upon the exercise or vesting of an Award.

(g)           After the date of grant of an Award, the Committee may, in its sole discretion, modify the terms and conditions of an Award, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Award in a manner not permitted by the Plan.

3.2           Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by an Award Agreement.  At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option.  Incentive Stock Options may only be granted to employees of the Company or any Subsidiary.  At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option.  An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)           Option Price.  Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted.  Except for adjustments as contemplated by Section 5.2 hereof, in no event will the Exercise Price per share of Stock of any Option be reduced after the date of grant of the Option and no Option may be cancelled or surrendered in exchange for an Option with a lower Exercise Price per share of Stock.  With respect to each grant of an Incentive Stock Option to a Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted.

(b)           Option Term.  Any Option granted to a Participant shall not be exercisable after the expiration of ten (10) years after the date the Option is granted; provided, however that any Incentive Stock Option granted to an Over 10% Owner shall not be exercisable after the expiration of five (5) years after the date the Option is granted.  The term of any Option shall be specified in the applicable Award Agreement.

(c)           Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Award Agreement or by amendment thereto, including, but not limited to, cash or, if the Award Agreement provides:

(1)           by delivery to the Company of a number of shares of Stock having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(2)           in a cashless exercise through a broker; or

(3)           by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, and except to the extent precluded by the Sarbanes-Oxley Act of 2002, as amended, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion.  Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)           Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by the Participant or any other designated person, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an Option to the extent not prohibited by the terms of the Plan, including without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including without limitation, upon a change in control as defined in the Award Agreement and may permit the Participant or other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Award Agreement to the contrary.

(e)           Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)           Special Provisions for Certain Substitute Options.   Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

3.3           Terms and Conditions of Stock Appreciation Rights.  Each Stock Appreciation Right granted under the Plan must be evidenced by a Award Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of Stock at the time of payment or exercise over (2) a specified or determinable price (the “Threshold Price”) which, in the case of a Stock Appreciation Right granted in connection with an Option, may not be less than the Exercise Price for that number of shares subject to that Option.  Subject to adjustment in accordance with Section 5.2, the Threshold Price per share of Stock attributable to a Stock Appreciation Right must be as set forth in the applicable Award Agreement, but in no event may it be less than the Fair Market Value on the date the Stock Appreciation Right is granted.  Except for adjustments as contemplated by Section 5.2 hereof, in no event will the Threshold Price per share of Stock attributable to a Stock Appreciation Right be reduced after the date of grant of the Stock Appreciation Right and no Stock Appreciation Right may be cancelled or surrendered in exchange for a Stock Appreciation Right with a lower Threshold Price per share of Stock.  A Stock Appreciation Right granted in connection with an Award may only be exercised to the extent that the related Award has not been exercised, paid or otherwise settled.

(a)           Settlement.  Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the excess of (1) the Fair Market Value of the number of shares of Stock attributable to the Stock Appreciation Right over (2) the Threshold Price, in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Exercise.  Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Award Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

3.4           Terms and Conditions of Stock Awards.  The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares of Stock awarded to a Participant.  The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5           Terms and Conditions of Dividend Equivalent Rights.  A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective.  Dividend Equivalent Rights may be granted in connection with other Awards but may not be granted in connection with an Option or a Stock Appreciation Right. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)           Payment.  Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share on the date of payment or exercise) as provided in the Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part, subject to compliance with or exemption from Code Section 409A.

3.6           Terms and Conditions of Performance Awards.  A Performance Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of either (i) the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee, or (ii) a percentage or multiple of a specified amount determined by the Committee.  At the time of the grant, the Committee must determine the base value of each unit; the number of units subject to a Performance Award, the specified amount and the percentage or multiple of the specified amount, as may be applicable; and the performance criteria applicable to the determination of the ultimate payment value of the Performance Award. The Committee may provide for an alternative base value for each unit or an alternative percentage or multiple under certain specified conditions.

(a)           Payment.  Payment in respect of Performance Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value per share as of the date payment is owed) as provided in the applicable Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Performance Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Performance Award, the Committee, at any time before complete termination of such Performance Award, may accelerate the time or times at which such Performance Award may be paid in whole or in part, subject to compliance with or exemption from Code Section 409A.

3.7           Terms and Conditions of Restricted Stock Units.  Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of a specified number, or a percentage or multiple of a specified number, of shares of Stock at the end of a specified period, or the cash value thereof.  At the time of the grant, the Committee will determine the factors which will govern the number of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. The Committee may provide for an alternative specified number, percentage or multiple under specified conditions. Restricted Stock Unit awards containing performance criteria may be designated as performance restricted stock unit awards or performance share awards.

(a)           Payment.  Payment in respect of Restricted Stock Units may be made by the Company in shares of Stock or in cash (valued at the Fair Market Value per share of Stock as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Restricted Stock Unit award granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Restricted Stock Unit award, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part, subject to compliance with or exemption from Code Section 409A.

3.8           Terms and Conditions of Deferred Restricted Stock Units.  If permitted or required by the Committee, a Participant may or shall defer the receipt of Stock from the exercise of an Option or defer the receipt of Stock from a Stock Award or other Award.  If a Participant defers receipt of such Stock, the Company’s obligation to issue the shares of Stock will be reflected in a bookkeeping account in the form of Deferred Restricted Stock Units, with each unit representing the Company’s obligation to issue one share of Stock, or the cash value thereof.  All such deferrals shall be subject to such terms and conditions as the Committee may establish.

(a)           Payment.  Payment in respect of Deferred Restricted Stock Units may be made by the Company in shares of Stock or cash (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Award Agreement or Award Program, or in the absence of such provision, as the Committee may determine.

(b)           Conditions to Payment.  Each Deferred Restricted Stock Unit award granted under the Plan is payable at such time or times or on the occurrence of such event or events, and in such amounts as the Committee may specify in the applicable Award Agreement or Award Program; provided, however, that subsequent to the grant of a Deferred Restricted Stock Unit award, the Committee, at any time before complete termination of such Deferred Restricted Stock Unit, may accelerate the time or times at which the Deferred Restricted Stock Units may be paid in whole or in part, subject to compliance with or exemption from Code Section 409A.

3.9           Treatment of Awards Upon Termination of Employment or Service.  Except as otherwise provided by Plan Section 3.2(e), any Award to a Participant who has experienced a Termination of Employment or service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine to the extent not prohibited by the Plan, subject to compliance with or exemption from Code Section 409A.  The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or service relationship or such other factors as the Committee determines are relevant to its decision to continue the Award.

SECTION  4.  RESTRICTIONS ON STOCK

4.1           Escrow of Shares.  Any certificates (if any) representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Award Agreement or Award Program so provides, the certificate will be held by a custodian designated by the Committee (the “Custodian”).  Each applicable Award Agreement or Award Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Award Agreement or Award Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Award Agreement or Award Program.  During the period that shares of Stock remain subject to forfeiture, the Participant is entitled to all rights, except as provided in the applicable Award Agreement or Award Program, applicable to shares of Stock not so held.  Any dividends declared on shares of Stock that remain subject to forfeiture must be provided in the applicable Award Agreement or Award Program, to be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Award Agreement or Award Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2           Restrictions on Transfer.  The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan until such shares are vested except as provided in the Plan or the applicable Award Agreement or Award Program.  Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Award Agreement or Award Program will be void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Award Agreement or Award Program, and the shares so transferred will continue to be bound by the Plan and the applicable Award Agreement or Award Program.

SECTION  5.  GENERAL PROVISIONS

5.1           Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government.  Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy the minimum required federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award.  A Participant may pay the withholding obligation in cash, or, if the applicable Award Agreement or Award Program provides, a Participant may be permitted, or may be required, to have the number of shares of Stock he is to receive reduced by, or with respect to a Stock Award, to tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock, is sufficient to satisfy the minimum federal, state and local, if any, withholding obligation arising from exercise or payment of a Award.

5.2           Changes in Capitalization; Merger; Liquidation.

(a)           The number of shares of Stock reserved for the grant of Deferred Restricted Stock Units, Dividend Equivalent Rights, Options, Performance Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise, settlement, or payment, as applicable, of each outstanding Deferred Restricted Stock Unit, Dividend Equivalent Right, Option, Performance Award, Restricted Stock Unit, and Stock Appreciation Right and upon vesting, settlement, or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the Threshold Price of each outstanding Stock Appreciation Right, the specified number of shares of Stock to which each outstanding Deferred Restricted Stock Unit, Dividend Equivalent Right, Option, Performance Award, Restricted Stock Unit, Stock Appreciation Right and Stock Award pertains, and the maximum number of shares as to which Options, Stock Appreciation Rights, and other Awards may be granted to an employee during any calendar year, shall be proportionately adjusted for any nonreciprocal transaction between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Stock underlying a Stock Award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

(b)           In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Award Agreement) that in each case does not constitute an Equity Restructuring, the Committee may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or tender offer, including, without limitation, the substitution of new Awards, or the adjustment of outstanding Awards, the acceleration of Awards, the removal of restrictions on outstanding Awards, or the termination of outstanding Awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the Award. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Award, but except as set forth in this Section may not otherwise diminish the then value of the Award.

(c)           Any adjustment described in this Section may include a substitution in whole or in part of other equity securities of the issuer and the class involved in such Equity Restructuring in lieu of the shares of Stock that are subject to the Award.

(d)           The existence of the Plan and the Awards granted pursuant to the Plan must not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3           Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of an Award the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Award or the exercise of rights thereunder.

5.4           Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.  All Awards under the Plan are intended to be exempt from or in compliance with Code Section 409A and must be construed in such manner to effectuate that intent.  If an Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would cause an Award to fail to satisfy or be exempt from Code Section 409A, then unless the Committee provides otherwise, such Award, Award Agreement, Award Program, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result, and the related provisions of the Award Agreement, Award Program or Plan will be deemed modified, or, if necessary, suspended to comply with or be exempt from Code Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

5.5           Right to Terminate Employment or Service.  Nothing in the Plan or in any Award confers upon any Participant the right to continue as an employee, officer, director or consultant of the Company or any of its Affiliates or affects the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

5.6           Non-Alienation of Benefits.  Other than as provided herein, no Award under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void.  No such Award may, prior to settlement and receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7           Restrictions on Delivery and Sale of Shares; Legends.  Each Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Award upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Award or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Award may be withheld unless and until such listing, registration or qualification shall have been effected.  If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Awards then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to an Award, that the Participant or other recipient of an Award represent, in writing, that the shares received pursuant to the Award are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws.  The Company may include on certificates representing shares delivered pursuant to an Award such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8           Clawback.  Each Award shall be subject to forfeiture to the extent provided in any applicable clawback policy adopted by the Company or otherwise required pursuant to applicable law.

5.9           Listing and Legal Compliance.  The Committee may suspend the exercise or payment of any Award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.10           Termination and Amendment of the Plan.  The Board of Directors at any time may amend or terminate the Plan without stockholder approval; provided, however, that the Board of Directors (a) may condition any amendment on the approval of stockholders of the Company if such approval is necessary or advisable with respect to tax, securities or other applicable laws, and (b) shall obtain stockholder approval for any amendment to the Plan that, except as provided in Section 5.2, increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Awards, materially expands the type of awards available under the Plan, or would otherwise require stockholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of an Award may adversely affect the rights of the Participant under such Award.

5.11           Stockholder Approval.  The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company.  If such approval is not obtained, the Prior Plan shall remain in force and effect and any Award granted hereunder will be void to the extent that such grant was not permitted by the terms of the Prior Plan.

5.12           Choice of Law.  The laws of the State of Maryland shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.13           Effective Date of Plan.  The Plan is an amendment and restatement of the Prior Plan and will become effective June 6, 2013, the date of annual meeting of the Company’s shareholders (the “Effective Date”), subject to approval of the Plan by the Company’s shareholders.  The Plan shall govern Awards granted under the Plan as well as Awards granted under the Prior Plan, subject to the last sentence of Section 5.9.

OMEGA HEALTHCARE INVESTORS, INC.

By:

Title:

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 06, 2013

OMEGA HEALTHCARE INVESTORS, INC.

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 17, 2013
Date: June 06, 2013 **Time:** 10:00 AM EDT
Location: 200 International Circle
Suite 3500
Hunt Valley, MD 21030

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report   2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 23, 2013 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
Nominees
01 Edward Lowenthal 02 Stephen D. Plavin

The Board of Directors recommends you vote FOR the following proposals:

2 Ratification of Independent Auditors Ernst & Young LLP.

3 Advisory Vote to Approve Executive Compensation.

4 Approval of 2013 Stock Incentive Plan.

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Edward Lowenthal   02 Stephen D. Plavin

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2 Ratification of Independent Auditors Ernst & Young LLP.	☐	☐	☐
3 Advisory Vote to Approve Executive Compensation.	☐	☐	☐
4 Approval of 2013 Stock Incentive Plan.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

OMEGA HEALTHCARE INVESTORS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert O. Stephenson and Thomas H. Peterson and each of them, as proxies, each with the power to appoint his substitute to represent and to vote as designated below, all the shares of common stock of Omega Healthcare Investors, Inc. ("Omega") held of record by the undersigned on April 17, 2013 at the Annual Meeting of Stockholders to be held on June 6, 2013 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. **If no specification is made, this Proxy will be voted** (i) FOR the election of directors, (ii) FOR the ratification of the selection of Ernst & Young LLP as our independent auditor, (iii) FOR the approval of the Company's executive compensation and (iv) FOR the approval of the 2013 Stock Incentive Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and at any adjournment thereof.

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Continued and to be signed on reverse side